UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 6 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
E ENERGY ADAMS, LLC
(Name of small business issuer in its charter)

Nebraska	2860	20-2627531
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number
510 Main Street, P.O. Box 49
Adams, Nebraska 68301
(402) 988-4655
(Address and telephone number of principal executive offices and principal place of business)
Jack L. Alderman, Chairman of the Board
510 Main Street, P.O. Box 49
Adams, Nebraska 68301
(402) 988-4655
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
Valerie D. Bandstra
Tina R. Thompson
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000,
Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Maximum number	Proposed maximum	Proposed maximum
securities to be	of units to be	offering price per	aggregate offering	Amount of
registered	registered	unit	price	registration fee
Membership Units	5,810	$10,000	$58,100,000	$6,839(1)

(1) Determined pursuant to Section 6(b) of the Securities Act of 1933 and Fee Rate Advisory #6 for Fiscal Year 2005, and Rule 457(o) of Regulation C.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

I-1

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.
Preliminary Prospectus
Dated May 15, 2006

E Energy Adams, LLC
a Nebraska Limited Liability Company
[Effective Date]
The Securities being offered by E Energy Adams, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$19,900,000	Minimum Number of Units	1,990
Maximum Offering Amount	$58,100,000	Maximum Number of Units	5,810
Offering Price: $10,000 per Unit
Minimum Purchase Requirement: Two Units ($20,000)
Additional Purchases in Increments of One (1) Unit
We are offering limited liability company membership units in E Energy Adams, LLC, a development stage Nebraska limited liability company. We intend to use the offering proceeds to develop, construct and operate a 50 million gallon dry mill corn-processing ethanol plant in Gage County, Nebraska near the Village of Adams, Nebraska. We estimate the total project, including operating capital, will cost approximately $91,000,000. We expect to use debt financing to complete project capitalization.
We are offering the units for a purchase price of $10,000 per unit. The minimum purchase requirement is two units for a minimum investment of $20,000. A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. Our units will not be listed on a national exchange, and are subject to restrictions on transfers imposed by our operating agreement, as well as applicable tax and securities laws.
The offering will end no later than [one year from the effective date of this registration statement]. If we sell the maximum number of units prior to [one year from the effective date of this registration statement], the offering will end on or about the date that the maximum number of units have been sold. We may also decide to end the offering any time after we have sold the minimum number of units and prior to [one year date]. If we decide to abandon the project for any reason prior to [one year date], we will terminate the offering and return the offering proceeds to investors.
Investments will be held in escrow until the earliest of (1) our receipt of all of the following: $19,900,000 or more in offering cash proceeds, a written debt financing commitment for an amount ranging from approximately $31,930,000 to $70,130,000 and consents to break escrow from each state in which we have registered units, where required by the state; (2) [one year from the effective date of this registration statement]; or (3) the termination of the offering prior to [one year from the effective date of this registration statement]. Even if we successfully close the offering by selling at least the minimum number of units by [one year from the effective date of this registration statement], we may have to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow. If we have to return the offering proceeds to investors, we will do so no later than [one year from the effective date of this registration statement]. We are selling the units directly to investors on a best efforts basis without using an underwriter. We will register as an Issuer-Dealer in Nebraska and we will use registered Issuer-Dealer agents to sell our securities in Nebraska.

i

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are speculative securities and involve a significant degree of risk (see “RISK FACTORS” starting on page 6), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop.

ii

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
IMPORTANT NOTICES TO INVESTORS	5
RISK FACTORS	6
FORWARD LOOKING STATEMENTS	21
DETERMINATION OF OFFERING PRICE	22
DILUTION	22
CAPITALIZATION	23
DISTRIBUTION POLICY	24
SELECTED FINANCIAL DATA	24
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	25
ESTIMATED SOURCES OF FUNDS	32
ESTIMATED USE OF PROCEEDS	33
INDUSTRY OVERVIEW	36
DESCRIPTION OF BUSINESS	43
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS	63
EXECUTIVE COMPENSATION	63
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	64
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	64
PLAN OF DISTRIBUTION	66
DESCRIPTION OF MEMBERSHIP UNITS	71
SUMMARY OF OUR OPERATING AGREEMENT	75
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS	78
LEGAL MATTERS	87
EXPERTS	87
TRANSFER AGENT	87
ADDITIONAL INFORMATION	87
INDEX TO FINANCIAL STATEMENTS	F-1
EXHIBITS
Articles of Organization	A-1
Operating Agreement	B-1
Subscription Agreement	C-1

iii

PROSPECTUS SUMMARY
This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, the financial statements, and attached exhibits before you decide whether to invest.
The Company
E Energy Adams, LLC was formed as a Nebraska limited liability company on March 25, 2005 for the purpose of developing a project to build a 50 million gallon dry mill corn-processing ethanol plant. We are a development-stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the plant. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 510 Main Street, PO Box 49, Adams, Nebraska 68301. Our telephone number is (402) 988-4655.
The Offering

Minimum number of units offered	1,990 units

Maximum number of units offered	5,810 units

Purchase price per unit	$10,000

Minimum purchase amount	Two units ($20,000)

Additional Purchases	One unit increments

Maximum purchase amount	You may purchase any number of additional units subject to the 40% ownership limitation contained in our operating agreement. There are currently 194 units outstanding. If we sell the minimum number of units, the maximum number of units you can purchase is 873 units. If we sell the maximum number of units, the maximum number of units you can purchase is 2,401 units.

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 50 million gallon dry mill corn-processing ethanol plant to be located in Gage County, Nebraska.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date	The offering will end no later than [one year date]. If we sell the maximum number of units prior to [one year date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [one year date]. In addition, if we abandon the project for any reason prior to [one year date], we will terminate the offering and return offering proceeds to investors.

Units issued and outstanding if min. sold	2,184(1)

Units issued and outstanding if max. sold	6,004(1)

(1)	Includes 194 of seed capital units currently issued and outstanding in our previous private placement.

Risk Factors See	“Risk Factors” beginning on page 6 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.
We currently plan to register the offering in the states of Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. The directors and officers identified on page 6 of this prospectus will offer the securities on our behalf directly to investors without the use of an underwriter. We are exempt from broker-dealer registration with the NASD. We will register as an issuer-dealer in Nebraska and we expect at least two of our authorized directors will offer the units in Nebraska as issuer-dealer agents. We will not pay commissions to our directors and officers for these sales.
The Project
If we are able to fully capitalize the project as described below, we will use the offering proceeds to build and operate a 50 million gallon dry mill corn-processing ethanol plant in Gage County, Nebraska. Ethanol is an alcohol that can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. Unlike gasoline, which is made by distilling crude oil, ethanol is made from the starchy parts of plants. Most ethanol in the United States is processed through fermentation of corn, but potatoes, sugarcane, and other biomass materials may also be used. The ethanol production process creates stillage, which can be dried and sold for animal consumption.
While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold. We plan to build an ethanol plant with a name plate capacity of 50 million gallons of denatured ethanol (fuel-grade ethanol) per year. Ethanol plants grind up the entire corn kernel, sending the non-fermentable corn oil, protein and fiber to the distillery along with the starch. These components, which make up a third of the kernel, remain after the starch is converted to alcohol and are dried and sold as distillers grains, also known by the acronyms DDG or DDGS (Distillers Dried Grains or Distillers Dried Grains with Solubles). Distillers grains are typically sold as an nutrient-rich ingredient for animal feed. Although the name plate capacity is 50 million gallons per year, it is not unusual for plants to produce in excess of this capacity and we expect our plant to do the same. According to the engineering specifications from our anticipated design-builder, Fagen, Inc., we anticipate that on an annual basis the plant may be able to produce approximately 55 million gallons of ethanol, 169,000 tons of dried distillers grains with solubles, and 110,200 tons of carbon dioxide. Fagen, Inc., prepares its engineering specifications based upon its design-build experience from other similarly sized ethanol plants as well as proprietary technical and engineering data concerning plant equipment and operations. While we believe our production estimates are reasonable, we can offer no assurances that our plant will produce in excess of 50 million gallons of ethanol per year.
We have entered into a non-binding letter of intent with Fagen, Inc. for the design and construction of our proposed ethanol plant for a price of approximately $65,526,000. This price is not a firm estimate. It is a preliminary estimate based on assumptions made by Fagen, Inc. based on the cost to build similar ethanol plants over the last several years. It is also subject to any change orders we may approve. We expect to execute a definitive design-build agreement with Fagen, Inc., which will set forth in detail the design and construction services provided by Fagen, Inc. in exchange for a lump sum price equal to the approximate $65,526,000 set forth in our letter of intent.
One of our directors, Bill Riechers receives a $2,000 monthly consulting fee from Fagen, Inc. in exchange for providing project development consulting services to various ethanol projects in which Fagen, Inc. is significantly involved. See “EXECUTIVE COMPENSATION” for further details on the compensation paid to Mr. Riechers. Fagen, Inc. has had substantial involvement in selecting our plant site, and educating our board members on the ethanol industry. Therefore, the letter of intent may not have been negotiated at arms’ length and we may not have obtained the best terms for the company as we would have if we had dealt with an unaffiliated party.
Construction of the project is expected to take 14-16 months after construction commences. Our anticipated completion date is currently scheduled for autumn 2007. The anticipated completion date of autumn 2007 assumes that we are able to complete the organization of our financing arrangements, including this offering and debt financing in less than 12 months after the effective date of this registration statement. If we are not able to complete the equity offering and arrange debt financing in less than 12 months after the effective date of our registration statement, our plant will likely not be complete in autumn 2007. Except for our letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any contractor or supplier for labor or materials necessary to construct the plant.
Our Financing Plan
We estimate the total project will cost approximately $91,000,000. We expect that the design and construction of the plant will cost approximately $65,526,0000, with additional start-up and development costs of approximately $25,474,000. This is a preliminary estimate based primarily upon the experience of our anticipated general contractor, Fagen, Inc. with other plants it has built. We expect our estimate to change as we continue to develop the project. We expect to capitalize our project using a combination of equity and debt to supplement our seed capital proceeds. We raised $970,000 of seed capital equity in a private placement to fund our development, organizational and offering expenses. We intend to raise a minimum of $19,900,000 and a maximum of $58,100,000 of additional equity through this offering.
Depending on the level of equity raised in this offering and the amount of any grants or tax increment financing we may be awarded, we will need to obtain debt financing ranging from approximately $31,930,000 to $70,130,000, less any grants and/or tax increment financing we are awarded in order to supplement our seed capital proceeds of $970,000 and fully capitalize the project. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $970,000 we raised as seed capital from the estimated total project cost.
In February 2006, we entered into a preliminary proposal with a potential senior lender to provide debt financing. Under this proposal, the lender is offering credit equal to the lesser of $49,500,000 or 65% of the total project appraised value. We expect the credit facility to consist of a fixed term loan of approximately $35,000,000, a revolving term loan of approximately $14,500,000 and an annually renewable revolving seasonal commitment of approximately $3,000,000. This proposal is not a definitive contract for debt financing and we can give no assurance or guarantee that we will be able to obtain the debt financing necessary to capitalize the project. We may also use bond financing to help finance the project including tax-exempt bond financing. However, we currently do not have any contracts or commitments for bond financing. There are no assurances that we will be able to obtain the necessary debt financing, bond financing, other financing or grants sufficient to capitalize the project. Depending on the number of units sold, we may also seek third party credit providers to provide subordinate debt for the construction and initial operating expenses of the project.
Our financing plan will require a significant amount of debt. Before we release funds from escrow, we must secure a written debt financing commitment. You should be aware that a commitment for debt financing is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment. A commitment is an agreement to lend subject to certain terms and conditions. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to [one year from the effective date of this registration statement] and receive a debt financing commitment, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three alternatives:
•	Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source;

•	Return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

Financial Information
We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.
Membership in E Energy Adams and Our Operating Agreement
If you purchase two or more of our units, you will become a member in E Energy Adams and your rights as a member will be governed by our operating agreement. Each member will have one vote per unit owned. Members may vote on a limited number of issues, such as dissolving the company, amending the operating agreement, and electing future directors.
As a unit holder, you will have a capital account to which your contributions will be credited. We will increase unit holders’ accounts by the holders’ allocated shares of our profits and other applicable items of income or gain. We will decrease capital accounts by the share of our losses and other applicable items of expenses or losses and any distributions that are made. Generally, we will allocate our profits and losses based upon the ratio each unit holder’s units bear to total units outstanding.
In the opinion of our counsel, we will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income.
The transfer of units is restricted by our operating agreement, which, except in limited circumstances, does not allow unit transfers until the plant is operational. Once we are operational, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws.
Suitability of Investors
Investing in the units involves a high degree of risk. Due to the high degree of risk, the purchase of units is suitable only for persons who meet the following criteria:
•	Persons who have an annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or

•	Persons who have a net worth of at least $100,000 exclusive of home, furnishings and automobiles; or

•	For Iowa and Missouri Investors, persons who have a net worth of $150,000, exclusive of home, home furnishings, and automobiles.
Units will be sold only to persons that meet these and other specific suitability requirements. Please refer to the section of this prospectus entitled, “Plan of Distribution” for a more detailed discussion of our suitability requirements. Even if you represent that you meet the required suitability standards, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.
Subscription Period
The offering will end no later than [one year from the effective date of this registration statement]. If we sell the maximum number of units prior to [one year date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [one year from the effective date of this registration statement]. In addition, if we abandon the project for any reason prior to [one year from the effective date of this registration statement], we will terminate the offering and return offering proceeds to investors. We may continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part, and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

Subscription Procedures
Before purchasing any units, investors must read and complete the subscription and signature page of our operating agreement, pay 10% of their total investment into our escrow account and sign a promissory note and security agreement for the 90% balance of the purchase price.
Once you have executed the subscription agreement, you will not be able to withdraw funds from escrow, sell or transfer your units or otherwise cancel this agreement. Any time after we sell the minimum aggregate offering amount of $19,900,000, we may give written demand for payment and you will have 20 days to pay the balance of the purchase price. If you fail to pay the balance of the purchase price, you will forfeit your 10% cash deposit and you will not be entitled to any ownership interest in E Energy Adams. If we acquire sufficient equity proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase.
Escrow Procedures
Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Union Bank & Trust Company, as escrow agent, under a written escrow agreement.
We will not release funds from the escrow account until specific conditions are satisfied. Those conditions are (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds the minimum offering amount of $19,900,000, exclusive of interest; (2) we obtain a written debt financing commitment for debt financing ranging from approximately $31,930,000 to $70,130,000, less any grants and/or tax increment financing we are awarded; (3) we elect, in writing, to terminate the escrow agreement; 4) an affidavit prepared by our escrow agent has been sent to the states in which we have registered units stating that the conditions set out in (1), (2) and (3) have been met; and (5) in each state in which consent is required, the state securities commissioners have consented to release of the funds on deposit. Upon satisfaction of these conditions, the Escrow Agreement will terminate, and the Escrow Agent will promptly disburse the funds on deposit, including interest, to the Company to be used in accordance with the provisions set out in this prospectus. Notwithstanding any other provision of the Escrow Agreement, under no circumstances shall the South Dakota Division of Securities be required or requested by the Company or Escrow Agent to (i) consent to the disbursement of Deposited Funds; or (ii) recognize the Company’s fulfillment of its obligations pursuant to the terms of this Agreement. The escrow account may continue for up to one year after the effective date of this registration statement to allow us to collect the 90% balance due under the promissory notes.
We will terminate the escrow account and promptly return your investment to you if we terminate the offering prior to the ending date or if we have not sold the minimum number of units (1,990) and received the initial 10% minimum offering amount ($1,990,000) in cash prior to [one year from the effective date of this registration statement]. Similarly, if the cash in our escrow account does not equal or exceed the minimum offering amount of $19,900,000 at the end of the one-year period, the escrow account will terminate and we will promptly return your investment. In either case requiring us to return your investment to you, you will earn nominal interest on your investment, however we will also deduct your proportional share of escrow agent fees from the interest earned. In the event we return the investments to the investors, we will pay the Union Bank and Trust Company a $100 fee for 1099 filings, plus a transaction fee of $10.00 per subscriber and a 1099 filing fee of $5.00 per subscriber. Your proportional share of the fees will be based on amount of the investment and time the investment was held in escrow compared to all other investments. The principal amount of your investment will not be used to pay escrow fees. Any escrow fees exceeding interest earned will be paid from seed capital funds.
Even if we are successful in releasing funds from escrow, we may allow the offering to continue until [one year from date of effectiveness of this prospectus] or the sale of the maximum number of units. For its service as escrow agent, we will pay Union Bank and Trust Company an administration fee of $500 and will reimburse the bank for expenses incurred in administering our escrow account.
IMPORTANT NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.
Investing in our units involves significant risk. Please see “RISK FACTORS” beginning on page 6 to read about important risks you should consider before purchasing units in E Energy Adams. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.
In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain additional information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. In addition, our representatives will consult with our attorneys, accountants, or other advisors regarding any of the prospective purchasers’ questions that require additional assistance. Prospective purchasers or representatives having questions or desiring additional information should contact us at (402) 988-4655, or at our business address: E Energy Adams, LLC, 510 Main Street, PO Box 49, Adams, Nebraska 68301. Also, you may contact any of the following board members directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Jack L. Alderman	Chairman, President and Director
(registered Issuer-Dealer agent
	in Nebraska)	608-372-5755

Donald “Bud” W. Olsson	Director (registered Issuer-Dealer agent
	in Nebraska)	402-323-1630

Amy J. Johnston	Director (registered Issuer-Dealer agent
	in Nebraska)	402-988-4655
RISK FACTORS
The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.
Risks Related to the Offering
If we fail to sell the minimum number of units, the offering will fail and your investment may be returned to you with nominal interest or no interest.
We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least $19,900,000 worth of units to close the offering. If we do not sell units with a purchase price of at least $19,900,000 by [one year from the effective date of this registration statement], we cannot close the offering and must return investors’ money with nominal interest, less expenses for escrow agency fees. This means that from the date of an investor’s investment, the investor may earn a nominal rate of return on the money he, she, or it deposits with us in escrow. If escrow fees exceed interest, investments may be returned without interest, but investors will receive no less than the purchase price they paid for the units. We do not expect the termination date to be later than [one year from effective date of this prospectus].
We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.
We are making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the minimum aggregate offering amount by [one year from the effective date of this registration statement], we will be required to return your investment. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors by registering our securities in the states of Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida. We plan to advertise in local media in these states and by mailing information to area residents. We also plan to hold informational meetings throughout Nebraska, Wisconsin, Iowa and Florida. In Nebraska, we will register as an Issuer-Dealer and we will use registered Issuer-Dealer agents to sell our securities. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. Directors Jack Alderman, Donald Olsson, and Amy Johnston will be selling our units. Mr. Alderman is a real estate developer, but expects to be able to work to raise capital for us on a full-time basis. Mr. Olsson also expects to be able to work to raise capital for us on a full-time basis. Ms. Johnston is a sales executive, and believes that she will be able to devote approximately 30 hours per week to the offering. Nonetheless, the time that Messrs. Alderman and Olsson, and Ms. Johnston spend on our activities may prove insufficient to result in a successful equity offering.
These individuals have no broker-dealer experience or any experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering.
Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the 90% balance on their investment may have to forfeit their 10% cash deposit.
As much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. If we sell the minimum number of units by [one year date], we will be able to close the offering. However, we will not be able to release funds from escrow until the notes are paid off and the cash proceeds in escrow equal or exceed $19,900,000 and we have received a written debt financing commitment, the escrow agent provides an affidavit to each state securities department in which the Company has registered its securities for sale stating that the escrow agreement requirements have been satisfied, and the state securities commissioners have consented to release of the funds on deposit, where required by the state.
The success of our offering will depend on the investors’ ability to pay the outstanding balances on these promissory notes. In order to become a member in E Energy Adams, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90% of the total amount due for the units. That balance will become due within 20 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $19,900,000. We will take a security interest in the units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the 90% balance of your investment within 20 days of our notice, you may have to forfeit your 10% cash deposit. Accordingly, the success of the offering depends on the payment of these amounts by the obligors.
Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.
Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by E Energy Adams. We do not anticipate making a rescission offer. You should only invest in us if you are willing to have your investment be unavailable until we break escrow, which could be up to one year after the effective date of our registration statement. If our offering succeeds, and we convert your cash investment into units of E Energy Adams, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from E Energy Adams and demand a cash payment from us. Therefore, your investment may be unavailable to you for an indefinite period of time.

Investment in our units involves a high level of risk which may be significantly increased if you borrow funds in order to invest.
In the event you choose to borrow funds to purchase units, you should be aware that your investment risk may significantly increase since your investment plus the cost of borrowing funds will be at risk. There is no assurance that you will receive cash distributions with which to service the debt obligation. In addition, you may have income tax liability associated with your investment without any cash distribution, which may require use of your personal funds.
Risks Related to the Units
There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.
The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.
There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, will not apply for listing of the units on any national securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.
Public investors will experience immediate and substantial dilution as a result of this offering.
Our seed capital investors paid substantially less per unit for our membership units than the current public offering price. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. Based upon the issuance and sale of the minimum number of units (1,990) at the public offering price of $10,000 per unit, you will incur immediate dilution of $700.04 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (5,810) at the public offering price of $10,000 per unit, you will incur immediate dilution of $254.65 in the net tangible book value per unit if you purchase units in this offering.
We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from the company.
The units are subject to substantial transfer restrictions pursuant to our amended and restated operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and, therefore, may be required to assume the risks of investments in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”
To help ensure that a secondary market does not develop, our amended and restated operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:
•	transfers by gift to the member’s descendants;

•	transfer upon the death of a member;

•	transfers between family members; and

•	transfers that comply with the “qualifying matching services” requirements.
There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.
Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Nebraska Limited Liability Company Act, our amended and restated operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.
These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.
The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.
You may have limited access to information regarding our business because our operating agreement does not require us to deliver an annual report to security holders, we will not be required to furnish proxy statements, our directors, officers and beneficial owners will not be required to report their ownership of units, and our obligations to file periodic reports with the Securities and Exchange Commission could be automatically suspended under certain circumstances..
Except for our duty to deliver audited annual financial statements to our members pursuant to our amended and restated operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. We also will not be required to furnish proxy statements to security holders and our directors, officers and beneficial owners will not be required to report their beneficial ownership of units to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more unit holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. However, as of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission which will be immediately available to the public for inspection and copying. These reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 members. If this occurs, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.
The presence of members holding 25% or more of the outstanding units is required to take action at a meeting of our members.
In order to take action at a meeting, a quorum of members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. See “SUMMARY OF OUR OPERATING AGREEMENT.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 25% quorum protects the company from actions being taken when less than 25% of the members have not considered the matter being voted upon. However, this also means that the unit holders of a minority of outstanding units could pass a vote and take an action which would then bind all unit holders. Conversely, the requirement of a 25% quorum also means that members will not be able to take actions which may be in the best interests of the Company if we cannot secure the presence in person, by proxy, or by mail ballot of members holding 25% or more of the outstanding units.
After the plant is substantially operational, our operating agreement provides for staggered terms for our directors.

The terms of our initial directors expires at the first annual meeting following substantial completion of the ethanol plant. At that time, our members will elect directors for staggered three-year terms. Because our directors will serve on the board for staggered terms, it will be difficult for our members to replace our board of directors. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
Risks Related to Our Financing Plan
Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and E Energy Adams and the potential loss of your investment.
Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender, governmental entity, underwriter or financial institution for debt financing, and we will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and operate the ethanol plant. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees. Depending on the level of equity raised in this offering, we expect to require approximately $31,930,000 to $70,130,000 (less any grants and/or tax increment financing we are awarded) in senior or subordinated long term debt from one or more commercial banks or other lenders. Because the amounts of equity and grant funding are not yet known, the exact amount and nature of total debt is also unknown. If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing may not be fully negotiated when we close on escrow. Therefore, there is no assurance that such commitment will be received, or if it is received, that it will be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.
If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.
If we sell the aggregate minimum number of units prior to [one year from the effective date of this registration statement] and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.
If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.
We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.
Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.
     Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:

•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.
In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.
We do not have any bond financing commitments or contracts and if we are unable to obtain bond financing or if the bond financing is provided on unfavorable terms, our financial performance may suffer and the value of your investment may be reduced.
     We may use bond financing, including tax exempt bond financing, to help capitalize the project, however, we do not have contracts or commitments with any lender, bank, financial institution, governmental entity or underwriter to provide bond financing for our project. There is no assurance that we will be able to use bond financing or that bond financing, if available, will be secured on terms that are favorable to us. If we do not use bond financing, we may be charged a higher interest rate or our secured lenders may require a greater amount of equity financing in order to complete project capitalization. If bond financing is not available or is only available on terms that are not favorable to us, our financial performance may suffer and your investment could lose value.
Risks Related to E Energy Adams as a Development-Stage Company
E Energy Adams has no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.
We were recently formed and have no history of operations. We cannot provide assurance that E Energy Adams can manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.
We have little to no experience in the ethanol industry, which increases the risk of our inability to build and operate the ethanol plant.
     We are presently, and are likely for some time to continue to be, dependent upon our founding members, some of whom will serve as our initial directors. Most of these individuals are experienced in business generally but have very little or no experience in raising capital from the public, organizing and building an ethanol plant, and governing and operating a public company. None of our directors, other than Bill Riechers (see “EXECUTIVE COMPENSATION”), has expertise in the ethanol industry. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.” In addition, certain directors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such directors. You should not purchase units unless you are willing to entrust all aspects of our management to our board of directors.
We will depend on Fagen, Inc. for expertise in beginning operations in the ethanol industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.

     We will be dependent on our relationship with Fagen, Inc. and its employees. Any loss of this relationship with Fagen, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.
If we fail to finalize critical agreements, such as the design-build agreement, ethanol and by-product marketing agreements and utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.
     You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.
Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
     We expect our business to solely consist of ethanol and distillers grains production and sales. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sales of ethanol and distillers grains since we do not expect to have any other lines of business or alternative revenue sources.
We have a history of losses and may not ever operate profitably.
     From our inception on March 25, 2005 through December 31, 2005, we incurred an accumulated net loss of $383,785. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.
Your investment may decline in value due to decisions made by our initial board of directors and until the plant is built, your only recourse to replace these directors will be through amendment to our operating agreement.
     Our operating agreement provides that the initial board of directors will serve until the first annual or special meeting of the members following substantial operations of the ethanol plant commence. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
We have no full-time employees and may not be able to hire employees capable of effectively operating the ethanol plant, which may hinder our ability to operate profitably.
     Because we are a development-stage company, we have no full-time employees. If we are not able to hire employees who can effectively operate the plant, our ability to generate revenue will be significantly reduced or prevented altogether such that you could lose all or a substantial portion of your investment.
Risks Related to Construction of the Ethanol Plant
We will depend on Fagen, Inc. and ICM, Inc. to design and build our ethanol plant, however, we currently have no binding agreement with them and their failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.

     We will be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the plant, but we have no definitive binding agreement with either company. We have entered into a non-binding letter of intent with Fagen, Inc. for various design and construction services. Fagen, Inc. has indicated its intention to deliver to us a proposed design-build contract, in which it will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services. We anticipate that we will execute a definitive binding design-build agreement with Fagen, Inc. to construct the plant. However, we have not yet negotiated, reviewed or executed the design-build agreement and there is no assurance that such an agreement will be executed.
     If we do not execute a definitive, binding design-build agreement with Fagen, Inc., or if Fagen, Inc. terminates its relationship with us after initiating construction, there is no assurance that we would be able to obtain a replacement general contractor. Any such event may force us to abandon our business. We do, however, intend to purchase a performance bond to mitigate some of the risk of Fagen, Inc. terminating its relationship with us after initiation of construction.
We may need to increase cost estimates for construction of the ethanol plant, and such increase could result in devaluation of our units if ethanol plant construction requires additional capital.
     We anticipate that Fagen, Inc. will construct the plant for a fixed contract price, based on the plans and specifications in the anticipated design-build agreement. We have based our capital needs on a design for the plant that will cost approximately $65,526,000 with additional start-up and development costs of approximately $25,474,000 for a total project completion cost of approximately $91,000,000. The estimate for the plant construction price is a preliminary estimated based on assumptions made by Fagen, Inc., based on their design-build experience. This price estimate includes construction period interest. The estimated cost of the plant is based on preliminary discussions, and there is no assurance that the final cost of the plant will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. In addition, shortages of steel could affect the final cost and final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.
Construction delays could result in devaluation of our units if our production and sale of ethanol and its by-products are similarly delayed.
     We currently expect our plant to be operating by autumn 2007; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, Fagen, Inc.’s involvement in the construction of a number of other plants while constructing our plant could cause delays in our construction schedule. Also, any changes in interest rates or the credit environment or any changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could also cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.
Defects in plant construction could result in devaluation of our units if our plant does not produce ethanol and its by-products as anticipated.
     There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the anticipated design-build agreement with Fagen, Inc., Fagen, Inc. would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though we expect the design-build agreement to require Fagen, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units.
The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.

     Pursuant to a memorandum of understanding with Gage County Economic Development, Inc., it has assigned us its option to purchase a 172.42 acre site in Gage County, Nebraska. The option also includes an easement to access the site. Our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. The historical use of the site has been the planting of row crops. A Phase I environmental site assessment was performed in March 2005 on the proposed Gage County site at the request of Gage County Economic Development. The assessment concluded that, based on a site reconnaissance, regulatory and historical record review and interview information, there were no recognized environmental conditions present at the site which would warrant additional assessment. Gage County Economic Development requested the Phase I site assessment as part of its efforts to attract us to locate the plant at this site. We have received and reviewed the Phase I site assessment and have visited the prospective plant site. We have not performed any further site investigation. Given the historical agricultural use of the property and the conclusion of the Phase I site assessment, we have no reason to believe that there is a material risk of environmental problems. Nonetheless, there can be no assurance that we will not encounter hazardous environmental conditions at the Gage County site or any alternative site that may delay the construction of the plant. We do not anticipate Fagen, Inc. being responsible for any hazardous environmental conditions encountered at the plant site. Upon encountering a hazardous environmental condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of a hazardous environmental condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous environmental condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous environmental condition. If we encounter any hazardous environmental conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value or your units.
Risks Related to Conflicts of Interest
We will have no independent directors which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent directors.
     Our board will have no independent directors as defined by the North American Securities Administrators Association. Accordingly, any contracts or agreements with Fagen, Inc., will not be approved by independent directors since there are none at this time. We do not believe that this will pose a problem, however, because the directors’ investment interest in our plant is directly adverse to Fagen, Inc.’s interest in its contracts. We believe these adverse interests constitute sufficient protection to justify our lack of independent directors. At the first annual or special meeting of the members following substantial completion of the ethanol plant, new directors will be elected. We expect to add independent directors at that time, but cannot guarantee such addition.
Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.
     Since our project is currently managed by the board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. However, the directors and officers have other management responsibilities and business interests apart from our project. As a result, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.
The fees we expect to pay to one of our directors, Bill Riechers, for assisting us with our financing plan may cause a conflict of interest if this director makes decisions based on his personal financial interest in obtaining these fees rather than our best interests.
     One of our directors, Bill Riechers, is serving as a project consultant and we are compensating him as such. A portion of the fees payable to Mr. Riechers is contingent upon our ability to obtain sufficient debt financing to fully capitalize the project. This arrangement could create a conflict of interest for Mr. Riechers with regards to decision-making related to our financing plan. This conflict could threaten our ability to capitalize the project if Mr. Riechers puts his personal interest in obtaining fees ahead of our best interests related to funding the project. See “EXECUTIVE COMPENSATION.”
Our director, Bill Riechers, may have an additional conflict of interest arising from his relationship with Fagen, Inc.,and E Energy Auburn, LLC, if he puts his interest in those relationships ahead of our best interests.
     Bill Riechers receives regular consulting compensation from Fagen, Inc., in connection with project development consulting services Mr. Riechers provides to various ethanol projects in which Fagen, Inc., is significantly involved This arrangement could cause Mr. Riechers conflicts of interest in decision-making related to contracts and agreements between us and Fagen, Inc. These conflicts could threaten our ability to secure favorable contracts and agreements with Fagen, Inc., if Mr. Riechers puts his personal interest in maintaining his relationship with Fagen, Inc., ahead of our best interests. In January 2006 Mr. Riechers executed an agreement with E Energy Auburn, LLC, an ethanol plant under development near Auburn, Nebraska which is approximately 40 miles from our anticipated plant site. Under this agreement, Mr. Riechers will provide project consulting services in exchange for cash compensation from E Energy Auburn, LLC of $300 per day and not exceeding $1,500 per week. Upon closing and funding of loan financing, Mr. Riechers will receive a cash bonus of $250,000 less all amounts previously paid under the agreement. Other than his agreement with E Energy Auburn and our company, Mr. Riechers is not currently engaged or providing consulting services to any other operating or development-stage ethanol facility. Mr. Riechers’ agreement with E Energy Auburn could create conflicts of interest for him if he puts the interests of this project ahead of our best interests. See “EXECUTIVE COMPENSATION” for further details on the compensation paid to Mr. Riechers.
The fees we expect to pay to two of our directors, Jack L. Alderman and Everett W. Larson, for assisting us with the development of our project may cause a conflict of interest if either director makes decisions based on his personal financial interest in obtaining his respective fee rather than our best interests.
     One of our directors, Jack L. Alderman, is providing organizational and project development services and we are compensating him for these services. His duties include, but are not limited to, public relations, on-site development issues, and timely completion of the project. The fee payable to Mr. Alderman is contingent upon project completion (i.e., the plant is producing ethanol for sale.) Everett W. Larson, another one of our directors, is also providing organizational and project development services and we are compensating him for these services. The fee payable to Mr. Larson is payable on a monthly basis. These arrangements could create conflicts of interest for Mr. Alderman or Mr. Larson if either director puts his personal financial interest in obtaining his respective fee ahead of our best interests.
Our directors may have additional conflicts of interest arising from their involvement in other ethanol projects including a development stage ethanol project located approximately 40 miles from our current plant site.
     Jack L. Alderman, along with other members of our board of directors, are exploring the development of additional ethanol plants. Jack L. Alderman has entered into a letter of intent with Fagen, Inc. for the construction of a 50 million gallon per year ethanol plant near Auburn, Nebraska, which is approximately 40 miles from our proposed plant site. E Energy Group, LLC has loaned approximately $135,000 to E Energy Auburn, LLC, which is the entity that is planning to build the 50 million gallon plant near Auburn, Nebraska . E Energy Group, LLC is owned by four (4) of our directors. Those directors are as follows: Donald “Bud” W. Olsson, Everett W. Larson, Nicholas J. Cusick and Jack L. Alderman. These directors are also devoting time and energy to the capitalization and construction of the Auburn facility. Other directors on our board may decide to participate as investors in the Auburn project as well as other ethanol projects. As a result, these directors may experience conflicts of interest in allocating their time and services between our project and any additional ethanol project or projects they may pursue. In addition, this could create conflicts of interest for our directors if they put the interests of these other potential ethanol projects ahead of our best interests.
We may have conflicting financial interests with Fagen, Inc., which could cause Fagen, Inc. to put its financial interests ahead of ours.

     Fagen, Inc. is expected to advise our directors and has been, and is expected to be, involved in substantially all material aspects of our formation, capital formation and operations to date. In addition, Bill Riechers, a director on our board, our project coordinator and a member, has a consulting relationship with Fagen, Inc. See “EXECUTIVE COMPENSATION” for further details. Consequently, the terms and conditions of our agreements and understandings with Fagen, Inc. (and, through Fagen, Inc., with ICM, Inc.), including our design-build letter of intent, have not been negotiated at arm’s length. Therefore, there is no assurance that our arrangements with such parties are as favorable to us as could have been if obtained from unaffiliated third parties. Most of the cost of our project will be paid to Fagen, Inc. for the design and construction of our ethanol plant. Fagen, Inc. may experience conflicts of interest that cause it to put its financial interest in the design and construction of our plant ahead of our best interests. Such conflicts of interest may reduce our profitability and the value of the units and could result in reduced distributions to investors. See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”
     Fagen, Inc. and ICM, Inc., and their affiliates, may also have conflicts of interest because Fagen, Inc., ICM, Inc. and their employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.
Affiliated investors may purchase additional units and influence decisions in their favor.
     We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units, and/or reduce our profitability.
Risks Related to the Production of Ethanol
Our financial performance will be dependent on corn prices and market prices for ethanol and distillers dried grains, and the value of your investment in us may be directly affected by changes in these market prices.
     Our results of operations and financial condition will be significantly affected by the cost and supply of corn and natural gas. Changes in the price and supply of corn and natural gas are subject to and determined by market forces over which we have no control. Relative to ethanol plants located in higher corn producing states, we are more susceptible to the effects of changes in the supply of corn.
     The availability and price of corn will significantly influence our financial performance. We will purchase our corn in the cash market and hedge corn price risk through futures contracts and options to reduce short-term exposure to price fluctuations. See “DESCRIPTION OF BUSINESS—Corn Feedstock Supply.” There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.
     Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.
     Our revenues will be exclusively dependent on the market prices for ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

     We believe that ethanol production is expanding rapidly at this time. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.
Declines in the prices of ethanol and distillers grains will have a significant negative impact on our financial performance and the value of your investment.
     Our revenues will be greatly affected by the price at which we can sell our ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.
     The price of ethanol has recently been much higher than its 10 year average. We do not expect these prices to be sustainable as supply from new and existing ethanol plants increases to meet increased demand. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of by-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those by-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.
We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.
     We expect to hire a third-party marketing firm to market all of the ethanol we plan to produce. We currently expect to market our own distillers grains by selling to local livestock, poultry and swine markets. However, if the local markets do not provide an adequate outlet for our distillers grains at the prices we desire, we expect to contract with a broker to market and sell a portion or all of our distillers grains. As a result, we expect to be dependent on the ethanol broker and any distillers grains broker we engage. There is no assurance that we will be able to enter into contracts with any ethanol broker or distillers grains broker on terms that are favorable to us. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.
Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.
     Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.
Risks Related to Ethanol Industry
If the price of natural gas rises significantly and is sustained, our profitability will be reduced and the value of your investment will decline.
     The price of natural gas, which is used in the production of ethanol, may increase significantly as a result of Hurricane Katrina, which devastated much of the Gulf Coast of the United States on August 29, 2005. Many natural gas production facilities were significantly damaged due to the Hurricane and production was markedly reduced, causing prices to increase. The extent of the impact of this event on the price of natural gas in the future is not yet known. Our Feasibility Study is based on long-term historical prices of natural gas and did not take the effects of Hurricane Katrina into account. If prices of natural gas increase, it would have a significant detrimental effect on the success of the project.
Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.
     Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.
Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.
     Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum - especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.
As domestic ethanol production continues to grow, ethanol supply may exceed demand causing ethanol prices to decline and the value of your investment to be reduced.
     The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. The recent passage of the Energy Policy Act of 2005 included a renewable fuels mandate that we expect will further increase the number of domestic ethanol production facilities. Archer Daniels Midland recently announced its plan to add approximately 500 million gallons per year of additional ethanol production capacity in the United States. ADM is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits causing the value of your investment to be reduced.
Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce that it contributes may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment.
     Based upon media reports in the popular press, we believe that certain consumers may resist using ethanol since they believe that use of ethanol will have a negative impact on prices at the pump. We similarly believe that many consumers are concerned that ethanol adds to air pollution and harms car and truck engines. Still other consumers may believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could lower demand for our product and negatively affect our profitability.
Competition from ethanol imported from Caribbean basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
Competition from ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
Risks Related to Regulation and Governmental Action
A change in government policies favorable to ethanol may cause demand for ethanol to decline, which could reduce the value of your investment.
     Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning Methyl Tertiary Butyl Ether (MTBE) and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause a reduction in the value of your investment.
Federal tax incentives for ethanol production may be eliminated in the future, which could hinder our ability to operate at a profit and reduce the value of your investment in us.
     The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS will begin at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.
     Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. This tax credit may foster additional growth in ethanol plants of a size similar to our proposed plant and increase competition in this particular plant size category.
Changes in environmental regulations or violations of the regulations could be expensive and reduce our profit and the value of your investment.
     We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. If for any reason, any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profit and the value of your investment.
Our lack of eligibility for any Nebraska ethanol supports or tax incentives may damage our competitive position in the ethanol industry and may weaken our financial performance relative to other ethanol plants operating in Nebraska and other states.
     The current Nebraska ethanol incentive program requires ethanol production prior to June 30, 2004. Because we were not operational as of June 30, 2004, we do not qualify for the Nebraska ethanol production tax credit of $0.18 per gallon. This may cause our plant to be less competitive than other Nebraska ethanol plants that are eligible to receive the tax credit or ethanol plants operating in other states that provide ethanol supports or tax incentives. The current program is scheduled to expire on June 30, 2012.
Risks Related to Tax Issues
EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.
IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.
     We are a Nebraska limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS- Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as a distribution to our Unit holders.
The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.
     If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.
Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.
     Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.
An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.
     The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.
     Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors to determine how ownership of our units will affect your personal investment, legal, and tax situation..
FORWARD LOOKING STATEMENTS
     Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS,” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:
•	The availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•	Economic, competitive, demographic, business and other conditions in our local and regional markets;

•	Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•	Actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	Competition in the ethanol industry;

•	Increases in corn and natural gas prices;

•	Changes and advances in ethanol production technology;

•	The loss of any license or permit;

•	The loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	Changes in our business strategy, capital improvements or development plans;

•	The availability of additional capital to support capital improvements and development; and

•	Other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.
     You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.
DETERMINATION OF OFFERING PRICE
     There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios generally acceptable in the industry. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent private placement offering price of $5,000 per unit in determining an appropriate public offering price per unit. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
DILUTION
     As of December 31, 2005, we had 194 outstanding units, which were sold to our seed capital investors for $5,000 per unit. The units, as of December 31, 2005, had a net tangible book value of $411,109 or $2,119.12 per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes deferred offering costs, divided by the number of units outstanding. The offering price of $10,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize an immediate increase of at least $7,180.84 per unit in the pro forma net tangible book value of their units if the minimum is sold at a price of $10,000 per unit, and an increase of at least $7,626.23 per unit if the maximum is sold at a price of $10,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $700.04 per unit in the net tangible book value of their units if the minimum is sold at a price of $10,000 per unit, and a decrease of at least $254.65 per unit if the maximum is sold at a price of $10,000 per unit.
     An investor purchasing units in this offering will receive units diluted by the prior purchase of units by purchasers during our seed capital offering. We have sold units to our seed capital investors at prices substantially below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.
     The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after December 31, 2005 or offering expenses related to this offering.

	Minimum	Maximum
Pro forma net tangible book value per unit at December 31, 2005	$2,119.12	$2,119.12
Increase in pro forma net tangible book value per unit attributable to the sale of 1,990 (minimum) and 5,810 (maximum) units at $10,000 per unit(1)	$7,180.84	$7,626.23
Net tangible book value per unit at December 31, 2005, as adjusted for the sale of units	$9,299.96	$9,745.35
Dilution per unit to new investors in this offering	$(700.04)	$(254.65)

(1)	The minimum and maximum number of units is circumscribed by the minimum offering amount of $19,900,000 and maximum offering amount of $58,100,000.
We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of an existing investor’s units.
The table below sets forth as of December 31, 2005, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum		Maximum
	Number	Percent	Number	Percent
Existing unit holders	194	8.88%	194	3.23%
New investors	1,990	91.12%	5,810	96.77%
Total	2,184	100.00%	6,004	100.00%

		Minimum			Maximum
	Amount	Percent	Average	Amount	Percent	Average
Existing unit holders	$970,000	4.65%	$5,000	$970,000	1.64%	$5,000
New investors	$19,900,000	95.35%	$10,000	$58,100,000	98.36%	$10,000
Total	$20,870,000	100.00%	$9,556	$59,070,000	100.00%	$9,838
CAPITALIZATION
We have issued a total of 194 units to our seed capital investors at a price of $5,000 per unit, for total seed capital proceeds of $970,000. If the minimum offering of $19,900,000 is attained, we will have total membership proceeds of $20,870,000 at the end of this offering, less offering expenses. If the maximum offering of $58,100,000 is attained, we will have total membership proceeds of $59,070,000 at the end of this offering, less offering expenses.

Capitalization Table
     The following table sets forth our capitalization at December 31, 2005 on an actual and pro forma basis to reflect the units offered in this offering.

		Pro Forma (1)
	Actual
	(unaudited)	Minimum	Maximum
Unit holders’ equity:	$952,808	$20,852,808	$59,052,808
Accumulated deficit	(383,785)	(383,785)	(383,785)

Total Unit holder’s equity (deficit)	569,023	20,469,023	58,669,023

Total Capitalization(2)	$569,023	$20,469,023	$58,669,023

(1)	As adjusted to reflect receipt of gross proceeds from this offering prior to deducting offering expenses and prior to securing a debt financing commitment.

(2)	In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $31,930,000 to $70,130,000 less any grants and/or tax increment financing we are awarded. Our estimated long-term debt requirements are based upon our project coordinators’ past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar ethanol plants.
     Our seed capital private placement was made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational purposes.
     With respect to the exemption from registration of issuance of securities claimed under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment. Each purchaser represented in writing that the purchaser was an accredited investor and that the securities were being acquired for investment for such purchaser’s own account. Each purchaser also agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser further agreed that a legend was placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.
DISTRIBUTION POLICY
     We have not declared or paid any distributions on the units. We do not expect to generate revenues until the proposed ethanol plant is operational, which is expected to occur approximately 14-16 months after construction commences. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.
SELECTED FINANCIAL DATA
     The following table summarizes important financial information from our December 31, 2005 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

Statement of Operations

	Three Months	From Inception
	Ended	(March 25, 2005)
	December 31,	to December 31,
	2005	2005
	(Unaudited)	(Unaudited)
Revenues	$—	$—

Operating Expenses
Professional and consulting fees	104,056	261,655
General and administrative	74,106	138,319

Total operating expenses	178,162	399,974

Operating Loss	(178,162)	(399,974)

Other Income (Expense)
Other Income	—	5,000
Interest income	4,228	11,189

Total other income	4,228	16,189

Net Loss	$(173,934)	$(383,785)

Weighted Average Units Outstanding	194	157

Net Loss Per Unit	$(896.57)	$(2,444.49)

     As a development stage company, we do not expect to generate any revenue until the plant is completely constructed and operational. For the period from inception through December 31, 2005, our expenses consist of professional fees, fees paid to our project coordinator and general and administrative expenses. The professional fees represent the fees paid to professionals such as our engineering and development consultants, accountants and attorneys relating to the organization and development of the Company. We have paid approximately $12,000 ($1,000 of which is accounts payable) to our director, Everett Larson, for his services as project coordinator, approximately $18,000 ($7,500 of which is accounts payable) to Bill Riechers, our director, for his consulting services and reimbursement of expenses and approximately $4,600 ($1,880 of which is accounts payable) to Jack Alderman, our President and our director, for meetings and reimbursement of expenses. In addition, we have paid approximately $17,000 in accounts payable for professional services for a Geotechnical Investigation and Survey Staking project. See “EXECUTIVE COMPENSATION” for further details on the compensation paid to the above directors. With the exception of our payments to Everett Larson, Bill Riechers, and Jack Alderman, all other payments and expenses have been to unrelated third parties.
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
Overview
     This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this prospectus. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.
     We are a development stage Nebraska limited liability company formed on March 25, 2005, for the purpose of constructing a 50 million gallon per year ethanol plant near Adams, Nebraska, approximately 30 miles southeast of Lincoln, Nebraska. We do not expect to generate any revenue until the plant is completely constructed and operational. Gage County Economic Development, Inc. has assigned us its option to purchase a 172.42 acre site in Gage County, Nebraska approximately one and one-half miles northwest of Adams, Nebraska. The option also includes an easement to access the land. For more information about our potential plant site, please refer to “Description of Business — Project Location and Proximity to Markets.” Our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. We anticipate the final plant site will have access to both truck and rail transportation.
     Based upon engineering specifications produced by Fagen, Inc., the plant will annually consume approximately 20 million bushels of corn and annually produce approximately 55 million gallons of fuel grade ethanol and approximately 169,000 tons distillers grain. Fagen, Inc., prepares its engineering specifications based upon its design-build experience from other similarly sized ethanol plants as well as proprietary technical and engineering data concerning plant equipment and operations. We currently estimate that it will take 14 to 16 months after construction commences.
     We expect the project will cost approximately $91,000,000 to complete. This includes approximately $65,526,000 to build the plant and an additional $25,474,000 in other capital expenditures and working capital. The price estimate for the plant is a preliminary estimate based on assumptions made by Fagen, Inc., based on the cost to build similar ethanol plants over the last several years. Except for the letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any contractor for the labor or materials necessary to build the plant. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.
Plan of Operations Until Start-Up of Ethanol Plant
     We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training.
Project Capitalization
     We will not close the offering until we have raised the minimum offering amount of $19,900,000. We have until [one year date] to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to [one year date], we may decide to continue selling units until we sell the maximum number of units or [one year date], whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by [one year date], we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $19,900,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $31,930,000 to a maximum of $70,130,000 depending on the level of equity raised and the amount of bond financing and any grant funding and tax increment financing we may receive. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $970,000 we raised in seed capital from the estimated total project cost of $91,000,000.
     A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:
•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source;

•	return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
     While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc., and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. However, in the unlikely event that the loan commitment and Fagen, Inc. permit us to spend equity proceeds prior to closing the loan and obtaining loan proceeds, we may decide to spend equity proceeds on project development expenses, such as securing critical operating contracts or owner’s construction costs such as site development expenses. If we decide to proceed in that manner, we expect the minimum aggregate offering amount would satisfy our cash requirements for approximately three to four months and the maximum aggregate offering amount would satisfy our cash requirements for approximately six to seven months. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.
     We also do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source because it is likely that Fagen, Inc. would not be willing to renew its letter of intent with us until we had secured a debt financing source. Our letter of intent with Fagen, Inc. terminates on December 31, 2007, unless the size, design and site have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised. Furthermore, our letter intent will terminate on December 31, 2008 unless we have secured financing. If we failed to find a new debt financing source and Fagen, Inc. refused a renewal or extension of its letter of intent with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS — Risks Related to Our Financing Plan,” for a discussion of the risks involved in project capitalization.
Site Acquisition and Development
     During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed ethanol plant, the acquisition and development of a plant site in Gage County, Nebraska, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and by-product marketing, utility and other contracts. We plan to fund these activities and initiatives using the $970,000 of seed capital. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to delay operations.
Plant Construction and Start-up of Plant Operations
     We expect to complete construction of the proposed plant and commence operations approximately 14 to 16 months after construction commences. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and by-products. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $65,526,000 to construct the plant and a total of approximately $25,474,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue. The price estimate for construction of the plant is not a firm estimate. It is a preliminary estimate based on assumptions made by Fagen, Inc., based on the cost to build similar ethanol plants over the last several years. It is also subject to any change orders we may approve.
Future Plans to Develop or Participate in Other Ethanol Manufacturing Facilities
     In the future, we may pursue opportunities to develop or invest in other ethanol manufacturing facilities. Our chairman, Jack L. Alderman, has secured a letter of intent with Fagen, Inc. to construct a 50 million gallon per year ethanol plant near Auburn, Nebraska, which is approximately 40 miles from our proposed plant site. E Energy Group, LLC has loaned approximately $135,000 to E Energy Auburn, LLC, which is the entity that is planning to build the 50 million gallon plant near Auburn, Nebraska. E Energy Group, LLC is owned by four (4) of our directors. Those directors are as follows: Donald “Bud” W. Olsson, Everett W. Larson, Nicholas J. Cusick and Jack L. Alderman. These directors are also devoting time and energy to the capitalization and construction of the Auburn facility.
     Our board has authorized these directors to pursue this opportunity and it is possible that we may participate in the Auburn project. While we believe there may be advantages due to various synergies between E Energy Adams and the Auburn plant, such as resource pooling, cost sharing and purchasing and marketing discounts, there is no guarantee or assurance that we will enter into such an arrangement with the Auburn plant or that such an arrangement will produce benefits for E Energy Adams. We do not have any agreement or arrangement concerning the Auburn project or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in the best interests of the Company.
Trends and Uncertainties Impacting the Ethanol Industry and Our Future Revenues
     If we are able to build the plant and begin operations, we will be subject to industry-wide factors that affect our operating and financial performance. These factors include, but are not limited to, the available supply and cost of corn from which our ethanol and distillers grains will be processed; the cost of natural gas, which we will use in the production process; dependence on our ethanol marketer and distillers grain marketer to market and distribute our products; the intensely competitive nature of the ethanol industry; possible legislation at the federal, state and/or local level; changes in federal ethanol tax incentives and the cost of complying with extensive environmental laws that regulate our industry.
     We expect ethanol sales to constitute the bulk of our future revenues. Ethanol prices have recently been much higher than their 10-year average. See the chart on page 46. However, due to the increase in the supply of ethanol from the number of new ethanol plants scheduled to begin production and the expansion of current plants, we do not expect current ethanol prices to be sustainable in the long term. Areas where demand may increase are new markets in New Jersey, Philadelphia, Baltimore, Boston, North Carolina, South Carolina, Michigan, Nashville, Baton Rouge and Houston. According to a press release dated February 1, 2005 of the Renewable Fuels Association, Minnesota may also generate additional demand due to the recent passage of state legislation mandating a 20% ethanol blend in its gasoline. According to a report dated May 11, 2005 by the U.S. Department of Energy – Energy Efficiency and Renewable Energy (“EERE”), Montana passed a similar mandate this year, but it will not go into effect until one year after the state’s ethanol plants achieve the ability to produce 40 million gallons of ethanol per year and demonstrate that ability for three months. See “INDUSTRY OVERVIEW – General Ethanol Demand and Supply.”
     Demand for ethanol may also increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol and gasoline. According to the 2005 Annual Energy Outlook of the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 can be used as an aviation fuel and as a hydrogen source for fuel cells, according to a report last updated on June 11, 2005 by the National Corn Growers Association,. According to a November 16, 2005 press release of the Renewable Fuels Association, there are currently more than 5 million flexible fuel vehicles capable of operating on E85 in the United States and automakers such as Ford and General Motors have indicated plans to produce several million more flexible fuel vehicles per year. In a press release dated February 8, 2006, the American Coalition for Ethanol reported that there are currently approximately 600 retail gasoline stations supplying E85. However, this remains a relatively small percentage of the total number of U.S. retail gasoline stations, which is approximately 170,000.
     Ethanol production continues to grow as additional plants become operational. Demand for ethanol has been supported by higher oil prices and its refined components and by clean air standards mandated by federal agencies have required highly populated areas to blend ethanol into their gasoline supplies as an oxygenate. The intent of the air standards is to reduce harmful emissions into the atmosphere. These mandates have been challenged in several metropolitan areas, and are currently being reviewed by the courts. In the future, the combination of additional supply, successful challenges to the clean air standards and stagnant or reduced demand may damage our ability to generate revenues and maintain positive cash flows.
     Based upon media reports in the popular press, we believe that consumer resistance to the use of ethanol may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment. We have not performed any independent market research to confirm or refute these beliefs. Consumers may choose not to purchase flex-fuel vehicles or fill up with ethanol-blended gasoline since the U.S. Department of Energy reported in 2005 that vehicles running on ethanol are 25% less fuel efficient than vehicles running on gasoline. In addition, we believe that certain consumers may be concerned that the use of ethanol will have a negative impact on prices at the pump. Many consumers may also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers may believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could negatively affect our ability to sell our product and negatively affect our profitability.
Technology Developments
     A new technology has recently been introduced, to remove corn oil from concentrated thin stillage (a by-product of “dry milling” ethanol processing facilities) which would be used as an animal feed supplement or possibly as an input for bio-diesel production. Although the recovery of oil from the thin stillage may be economically feasible, it fails to produce the advantages of removing the oil prior to the fermentation process. Various companies are currently working on or have already developed starch separation technologies that economically separate a corn kernel into its main components. The process removes the germ, pericarp and tip of the kernel leaving only the endosperm of kernel for the production of ethanol. This technology has the capability to reduce drying costs and the loading of volatile organic compounds. The separated germ would also be available through this process for other uses such as high oil feeds or bio-diesel production. Each of these new technologies is currently in its early stages of development. There is no guarantee that either technology will be successful or that we will be able to implement the technology in our ethanol plant.
Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold
     We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale. The 2004 corn crop was the largest corn crop on record with national production reported by the USDA at approximately 11.8 billion bushels. This allowed ethanol plants to purchase corn cheaply throughout 2005, which widened profit margins for many ethanol plants in the current year. We do not expect corn prices to remain this low. The USDA has projected the 2005 corn crop to be 11.03 billion bushels, which is a 7% decrease from last years corn crop. Although we do not expect to begin operations until autumn 2007, we expect these same factors will continue to cause continuing volatility in the price of corn, which will significantly impact our cost of goods sold.
     Natural gas is also an important input commodity to our manufacturing process. We estimate that our natural gas usage will be approximately 10% to 15% of our annual total production cost. We use natural gas to dry our distillers grain products to moisture contents at which they can be stored for long periods of time, and can be transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources. Natural gas prices are considerably higher than the 10-year average. In late August 2005, Hurricane Katrina caused dramatic damage to areas of Louisiana, which is the location of one of the largest natural gas hubs in the United States. As the damage from the hurricane became apparent, natural gas prices substantially increased. It is currently unknown how the damage will affect intermediate and long term prices of natural gas. Hurricane Rita also impacted the Gulf Coast and caused shutdowns at several Texas refineries, which further increased natural gas prices. Future hurricanes in the Gulf of Mexico could cause similar or greater uncertainty. We expect continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.
Employees
     As a development-stage company, we currently do not have any full-time employees. We expect to hire approximately 32 full-time employees before commencing plant operations. Our officers are Jack Alderman, President; Everett Larson, Vice President; Nicholas Cusick, Treasurer; and Dennis Boesiger, Secretary. As of the date of this prospectus, we have not hired any employees. Three of our directors, Jack L. Alderman, Everett Larson and Bill Riechers, have been engaged as independent contractors to provide project development and consulting services in exchange for cash compensation. See “EXECUTIVE COMPENSATION” for further details on the compensation paid to these directors.
Liquidity and Capital Resources
     In April through May 2005, we sold a total of 194 of our membership units to our seed capital investors at a price of $5,000 per unit and received aggregate seed capital proceeds of $970,000. We determined the offering price per unit of $5,000 based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect our seed capital offering proceeds to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. Specifically, we expect our seed capital proceeds will be sufficient to fund the following activities which we expect to conduct during this offering: identification of and negotiation with potential senior lenders and providers of bond financing, initial construction permitting, identification of and negotiation with potential ethanol and distillers grains marketing firms and project capitalization including equity raising activities. We will not be able to begin significant site development and plant construction activity until we receive proceeds from this offering.
     All of the seed capital proceeds were immediately at-risk capital at the time of the investment. We increased the public offering price per unit to $10,000 based upon the differences in risk and the development stage of our project at the time of investment.
     As of December 31, 2005, we had total assets of $661,586 consisting primarily of cash and equivalents and deferred offering costs. As of December 31, 2005, we had current liabilities of $92,563 consisting of our accounts payable. Since our inception through December 31, 2005, we have an accumulated deficit of $383,785. Total members’ equity as of December 31, 2005, was $569,023. Since our inception on March 25, 2005, we have generated no revenue from operations and have a met loss of $383,785, primarily due to start-up business costs.
     As a development stage company, we do not expect to generate any revenue until the plant is completely constructed and operational. For the period from inception through December 31, 2005, our expenses consist of professional fees, our project coordinator and general and administrative expenses. The professional fees represent the fees paid to professionals such as our engineering and development consultants, accountants and attorneys relating to the organization and development of the Company. We have paid approximately $12,000 ($1,000 of which is accounts payable) to our director, Everett Larson, for his services as project coordinator, approximately $18,000 ($7,500 of which is accounts payable) to Bill Riechers, our director, for his consulting services and reimbursement of expenses and approximately $4,600 ($1,880 of which is accounts payable) to Jack Alderman, our President and our director, for meetings and reimbursement of expenses. In addition, we have paid approximately $17,000 in accounts payable for professional services for a Geotechnical Investigation and Survey Staking project. With the exception of our payments to Everett Larson, Bill Riechers and Jack Alderman, all other payments and expenses have been to unrelated third parties. See “EXECUTIVE COMPENSATION” for further details on the compensation paid to the above directors.
     Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $91,000,000. Our capitalization plan consists of a combination of equity, including our previous seed capital, debt, government grants and tax increment financing.

Equity Financing
     We are seeking to raise a minimum of $19,900,000 and a maximum of $58,100,000 of equity in this offering. Depending on the level of equity raised in this offering and the amount of any grants and tax increment financing awarded to us, we expect to require debt financing ranging from approximately a minimum of $31,930,000 to a maximum of $70,130,000.
Debt Financing
     We hope to attract senior debt financing from a major bank (with participating loans from other banks) and/or bond financing to construct the proposed ethanol plant. We expect the senior debt financing will be secured by all of our real property, including receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender, however, there is no assurance that we will be able to obtain the senior debt financing or that adequate debt financing will be available on the terms we currently anticipate. Our senior debt financing may also include bond financing issued through a governmental entity, such as Gage County, Nebraska or bonds guaranteed by a governmental agency, such as Farmer Mac. We do not have any contracts or commitments with any governmental entity or underwriter for bond financing and there is no assurance that we will be able to secure bond financing as part of the senior debt financing for the project. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which would increase the cost of debt and could require us to issue warrants. The increased cost of the subordinated debt financing could reduce the value of our units.
     In February 2006 we entered into a preliminary proposal with a potential senior lender to provide debt financing. Under this proposal, the lender is offering credit equal to the lesser of $49,500,000 or 65% of the total project appraised value. Based on this anticipated level of debt financing, we intend to raise equity proceeds in this offering of approximately $35,530,000. If we are unable to raise more than the minimum equity offering amount, we will have to increase our level of debt financing before we can release funds from escrow. If a lender is unwilling to increase our debt financing and we are unable to raise more than the minimum equity offering amount, we may be forced to abandon the project. We expect the senior credit facility to consist of a fixed term loan of approximately $35,000,000, a revolving term loan of approximately $14,500,000 and an annually renewable revolving seasonal commitment of approximately $3,000,000. We submitted an origination fee of $25,000 to the lender for this proposal. However, this proposal is not a definitive contract for debt financing and we can give no assurance or guarantee that we will be able to obtain the debt financing necessary to capitalize the project. Completion of the project relies entirely on our ability to attract these loans and close on this offering.
     We are also discussing with Gage County, Nebraska the potential issuance of tax-exempt bonds that are subordinate to the senior debt financing. The issuance of these bonds could reduce the amount of equity and/or term debt financing required to fully capitalize our project. However, we do not have any contracts or commitments with Gage County, Nebraska to provide tax-exempt bond financing and there is no assurance that Gage County, Nebraska or any other governmental entity will facilitate the tax-exempt bond financing. In addition, even if tax-exempt bond financing becomes available, there is no assurance that it will be on terms favorable to us.
Grants, Government Programs and Tax Increment Financing
     We are seeking approximately $5,000,000 in tax increment financing from the Village of Adams, Nebraska. Tax increment financing is a program created by state statute and provides city councils the power to use all of the real property tax resulting from the increase in taxable valuation due to the construction of new industrial or commercial facilities to provide economic incentives. We must obtain approval from the city council of the Village of Adams, Nebraska, or any other governing body of the city or village in which we locate the plant in order to receive tax increment financing. There is no guarantee that the city council will approve tax increment financing for our project. A failure to obtain some or all of the tax increment financing will result in us raising the minimum amount of equity we need to raise by the amount not obtained.
     We have applied for participation in the Nebraska Employment and Investment Growth Act, which is a tax incentive program used in the State of Nebraska to promote economic development. If we make a capital investment of at least $3,000,000 and create at least 30 new full-time jobs, we expect to receive a 10% investment tax credit and

5% annual job credit. These tax credits may be used against income and/or sales tax. In addition, the program allows a refund on sales tax for capital investments qualified for participation in the program. There is no assurance that we will be eligible to participate in this program or, if approved, that we will receive the benefits currently anticipated.
     We have applied for a $500,000 Community Development Block Grant. If we receive this grant, we will assign the funds to the Village of Adams for offsite street costs. We have not yet received firm commitments or approvals for either of these grants and we have no assurance that these funds will be available to us.
     There is a possibility that the Nebraska legislature will enact an ethanol incentive program that could benefit us. A legislative bill was introduced in the 2005 Nebraska legislature that offered Nebraska ethanol producers a tax credit of 8 cents per gallon of ethanol up to 75 million gallons over 72 consecutive months with a maximum credit of $5,810,000 per plant. The bill has been carried over by the Revenue Committee of the Nebraska Legislature until the 2006 legislative session when it will again be considered by the Nebraska legislature. There is no assurance that the Nebraska legislature will re-introduce similar legislation or any other type of ethanol incentive legislation in its next session or that such legislation, if introduced, will be approved. In addition, we cannot guarantee that our project will be able to benefit from any ethanol incentive program that may be enacted by the Nebraska legislature.
Critical Accounting Estimates
     Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.
Off-Balance Sheet Arrangements.
     We do not have any off-balance sheet arrangements.
ESTIMATED SOURCES OF FUNDS
     The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. We have included scenarios based on the Company selling the minimum number of units, the maximum number of units, and 2,393 units. We have used 2,393 units as one of the scenarios because in the event we are successful in obtaining tax increment financing (“TIF”) of $5,000,000, we currently expect it will be feasible and in the bests interests of the Company to finance the project using $23,930,000 in equity proceeds, $970,000 in seed capital, $5,000,000 in TIF and the balance of $61,100,000 in debt financing. This financing structure is typical of other projects in the industry and we expect it will provide an efficient use of capital and sufficient liquidity to build the plant and commence operations. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

	Maximum 5,810	Percent of
Sources of Funds(1)	Units Sold	Total
Unit Proceeds	$58,100,000	63.85%
Seed Capital Proceeds	$970,000	1.07%
Term Debt Financing	$31,930,000	35.08%

Total Sources of Funds	$91,000,000	100.00%

	If 2,393	Percent of
Sources of Funds(1)	Units Sold	Total
Unit Proceeds	$23,930,000	26.29%
Seed Capital Proceeds	$970,000	1.07%
Term Debt Financing	$66,100,000	72.64%

Total Sources of Funds	$91,000,000	100.00%

	Minimum 1,990(2)	Percent of
Sources of Funds(1)	Units Sold	Total
Unit Proceeds	$19,900,000	21.87%
Seed Capital Proceeds	$970,000	1.07%
Term Debt Financing	$70,130,000	77.06%

Total Sources of Funds	$91,000,000	100.00%

(1)	We may receive tax increment financing of $5,000,000, however, we have not yet entered into any written definitive agreements for the tax increment financing anticipated to be provided by the Village of Adams, Nebraska. If we receive tax increment financing, we expect to reduce the amount of equity proceeds or term debt financing necessary for our capitalization by the same or similar amount.

(2)	A minimum of 1,990 units assumes that we receive tax increment financing of $5,000,000. If we only receive a portion of the tax increment financing or none at all, we expect to increase the amount of debt financing or sell additional units to cover the shortfall.
ESTIMATED USE OF PROCEEDS
     The gross proceeds from this offering, before deducting offering expenses, will be $19,900,000 if the minimum amount of equity offered is sold, and $58,100,000 if the maximum number of units offered is sold for $10,000 per unit. We estimate the offering expenses to be approximately $330,000.(a) Therefore, we estimate the net proceeds of the offering to be $19,570,000 if the minimum amount of equity is raised, and $57,770,000 if the maximum number of units offered is sold.

	Maximum Offering	Minimum Offering
Offering Proceeds ($10,000 per unit)	$58,100,000	$19,900,000
Less Estimated Offering Expenses	$330,000	$330,000
Net Proceeds from Offering	$57,770,000	$19,570,000

[a]	All of the following offering expenses are estimated, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$6,839
Legal fees and expenses	150,000
Consulting fees	30,000
Accounting fees	50,000
Blue Sky filing fees	15,500
Printing expenses	15,000
Advertising	56,050
Miscellaneous expenses	6,611

Total	$330,000
     We intend to use the net proceeds of the offering to construct and operate an ethanol plant with a 50 million gallon per year nameplate capacity. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $91,000,000. The total project cost is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to construct and operate. We expect the total project cost will change from time to time as the project progresses.
     The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this prospectus.

		Percent of
Use of Proceeds	Amount	Total

Plant construction	$65,525,848	72.01%
Road and ditch construction costs	1,000,000	1.20%
Land cost	970,000	1.07%
Site development costs	3,970,000	4.36%
Construction contingency	2,129,152	2.34%
Construction performance bond	0	0.00%
Construction insurance costs	120,000	0.13%
Administrative building	300,000	0.33%
Office equipment	75,000	0.01
Computers, Software, Network	150,000	0.16%
Rail infrastructure	2,220,000	2.44%
Rolling stock	330,000	0.36%
Fire Protection / Water Supply	950,000	1.04%
Water treatment system	930,000	1.02. %
Capitalized interest	2,000,000	2.20%
Start up costs:
Financing costs	630,000	0.69%
Organization costs(1)	1,250,000	1.37%
Pre production period costs	750,000	0.82%
Inventory – working capital	3,750,000	4.12%
Inventory – corn	1,100,000	1.21%
Inventory – chemicals and ingredients	350,000	0.38%
Inventory – work in process — Ethanol	1,250,000	1.37%
Inventory – work in process — DDGS	500,000	0.55%
Inventory spare parts – process equipment	750,000	0.82%

Total	$91,000,000	100.00%

(1)	Includes estimated offering expenses of $330,000 and consulting fees of $500,000 comprised of $250,000 payable to Mr. Alderman and $250,000 payable to Mr. Riechers, both of whom are directors on our board. In addition, Mr. Alderman currently serves as our president and chief executive officer. The amounts payable to Mr. Alderman and Mr. Riechers are contingent upon successful completion of the project. See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” and “EXECUTIVE COMPENSATION.”
     Plant Construction. The construction of the plant itself is by far the single largest expense at approximately $65,526,000. This construction estimate is not a firm estimate. It is a preliminary estimate based upon assumptions made by Fagen, Inc., based on the cost to build similar ethanol plants over the last several years. It is also subject to change orders we may approve. We expect Fagen, Inc. will design and build the plant using ICM, Inc. technology. We have a letter of intent with Fagen, Inc., but we have not yet signed a binding definitive agreement for plant construction. Neither Fagen, Inc., nor ICM, Inc., is an affiliate.
     Road and ditch construction costs. We anticipate spending an additional $1,000,000 on road and ditch construction costs.
     Land Cost. If the plant is constructed near Adams, Nebraska, we expect the land cost to be approximately $970,000.
     Site Development. We estimate that site development costs will be approximately $3,970,000. Site development primarily consists of site improvements such as dirt work and soil compaction which is currently estimated at approximately $1,500,000. Site development also includes utility infrastructure costs of approximately $850,000, hard surface road costs of approximately $750,000, water discharge pipe costs of approximately $500,000 and engineering, fencing, maintenance, propane fuel storage, permitting, and construction management costs of approximately $370,000.
     Construction Contingency. We project approximately $2,129,152 for unanticipated expenditures in connection with the construction of our plant. This includes a budget item of $500,000 for a construction bond for the project. It also includes approximately $120,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate. We plan to use excess funds for our general working capital.
     Administration Building, Furnishings, Office and Computer Equipment. We anticipate expending approximately $300,000 to build a 2,700 square foot light office administration building on the plant site. We expect to spend an additional $75,000 on our furniture and other office equipment and $150,000 for our computers, software and network.
     Rail Infrastructure and Rolling Stock. If the plant is constructed near Adams, Nebraska, rail improvements, such as siding and switches may need to be installed at an estimated cost of $2,220,000. We anticipate the need to purchase rolling stock at an estimated cost of $330,000.
     Fire Protection/Water Supply. We anticipate spending $950,000 to equip the plant with adequate fire protection and water supply.
     Water Treatment System. We estimate that it will cost $930,000 to install a water treatment system at our plant.
     Capitalized Interest. This consists of the interest we anticipate accruing during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed debt financing of approximately $49,500,000. We determined this amount of debt financing based upon an assumed equity amount of 35,530,000, tax increment financing of $5,000,000 and seed capital proceeds of $970,000. If any of these assumptions changed, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $2,000,000, based upon term debt of $49,500,000. We have estimated our financing costs of $630,000 based upon this same level of term debt. In this section of the prospectus, we have estimated our debt financing at approximately $49,500,000, rather than $54,500,000 for purposes of estimating our capitalized interest and financing costs, since we believe it is likely that we will receive tax increment financing of $5,000,000, which will reduce our total debt financing by $5,000,000. Any change in our assumptions, including the amount of tax increment financing and/or debt financing we receive, could result in higher than estimated capitalized interest and financing costs.
     Financing Costs. Financing costs consist of all costs associated with the procurement of approximately $49,500,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary on the amount we borrow.
     Organizational Costs. We have budgeted $1,250,000 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to offering expenses of $330,000.
     Pre Production Period Costs and Inventory. We project $8,200,000 of pre-production period costs and inventory. These represent costs of beginning production after the plant construction is finished, but before we begin generating income. These costs include $750,000 of pre-production period expenses, $1,450,000 of initial inventories of corn and other ingredients, our initial $1,750,000 of ethanol and dry distillers grain work in process inventories, $750,000 of spare parts for our process equipment and $3,750,000 of working capital.

INDUSTRY OVERVIEW
     Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas. The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.
     According to the Renewable Fuels Association’s report titled “Ethanol Industry Outlook 2005,” over the past twenty years the U.S. fuel ethanol industry has grown from almost nothing to an estimated 4.2 billion gallons of ethanol production per year. Plans to construct new ethanol plants or expand existing plants have been announced which would increase capacity by approximately 1.4 billion gallons per year. There are approximately 90 ethanol production facilities located throughout the United States. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstocks necessary to produce ethanol.
General Ethanol Demand and Supply
     According to the Renewable Fuels Association’s 2005 Outlook, demand for fuel ethanol in the United States reached a new high in 2004 of 3.57 billion gallons per year. In the 2005 Outlook report, the Renewable Fuels Association anticipates demand for ethanol to remain strong. The passage of the Volumetric Ethanol Excise Tax Credit (“VEETC”), is expected to provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets. In addition, the recent implementation of a Renewable Fuels Standard contained in the Energy Policy Act of 2005, which was signed into law on August 8, 2005 is expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol.
     The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS will begin at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. According to the Renewable Fuels Association, the bill is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this bill may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings. Alternatively, since the RFS begins at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.

     Source: American Coalition for Ethanol (ACE) report dated August of 2005 entitled “Summary of Ethanol-Related Provisions in H.R. 6, the Energy Security Act of 2005,” available on the Internet free of charge at www.ethanol.org.
     The supply of domestically produced ethanol is at an all-time high. In 2004, 81 ethanol plants located in 20 states produce a record 3.41 billion gallons, a 21% increase from 2003 and 109% increase from 2000. At the end of 2004, 16 plants and 2 major expansions were under construction, representing an additional 750 million gallons of production capacity. The following table shows 2005 projected U.S. ethanol production capacity by state:
Ethanol Capacity (Million Gallons Per Year) Ranked by State
(Largest to Smallest Production Capacity as of January 2006)

			Under
State	Online	Expansion	Construction	Total
Iowa	1134.5	95	470	1699.5
Nebraska	543	14.5	491	1048.5
Illinois	780	57	50	887
South Dakota	475	18	110	603
Minnesota	495.6	8	90	593.6
Indiana	102		180	282
Wisconsin	188		40	228
Kansas	172.5		40	212.5
Michigan	50		157	207
Missouri	110		45	155
Colorado	43.5	1.5	40	85
North Dakota	33.5		50	83.5
California	33		35	68
Tennesee	67			67
Kentuky	26.4	9		35.4
New Mexico	30			30
Texas			30	30
Wyoming	4			5
Ohio	3			3
Georgia	0.4			0.4
Source: Renewable Fuels Association Ethanol Industry Outlook 2006, Washington, DC
     Ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region. Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2005 CBI import quota of 240.4 million gallons of ethanol. Last year, legislation was introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed.
Federal Ethanol Supports
     The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Act creates a 7.5 billion gallon Renewable Fuels Standard (RFS). The RFS requires refiners to use 4 billion gallons of renewable fuels in 2006, increasing to 7.5 billion gallons by 2012.

     Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog. The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol, however MTBE has caused groundwater contamination and has been banned from use by many states. Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, its failure to include liability protection for manufacturers of MTBE is expected to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Act did not repeal the 2.7% oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will in fact be used.
     On December 28, 2005, the EPA released interim rules governing the implementation of the 2006 RFS requirement. The EPA’s interim rule imposes a collective compliance approach, which means the requirement for 2006 fuel use is determined in the aggregate rather than on a refiner-by-refiner basis. The EPA adopted this approach for 2006 because current uncertainties regarding the RFS might result in unnecessarily high costs of compliance if each party was required to independently comply. Although there is not a requirement for individual parties to demonstrate compliance in 2006, the EPA found that increases in ethanol production and projections for future demand indicate that the 2006 volume is likely to be met. However, in the unlikely event that the RFS is not met in 2006, the EPA expects to adjust the volume requirement in 2007 to cover the deficit. There are no other consequences for failure to collectively meet the 2006 standard. The EPA expects to promulgate more comprehensive regulations by August 8, 2006, but the interim rules and collective compliance approach are expected to apply for the entire 2006 calendar year. In 2007 and subsequent years, the EPA expects to specifically identify liable parties, determine the applicable RFS, and develop a credit trading program. Further, the standards for compliance, record-keeping and reporting are expected to be clarified.”
     The government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.
     The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. This is expected to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (“ETBE”), including ethanol in E-85 and the E-20 in Minnesota. The VEETC is scheduled to expire on December 31, 2010.

     The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. If our production exceeds production limits of 60 million gallons a year, we will be ineligible for the credit.
     In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service December 31, 2005 and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.
     The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.
Our Primary Competition
     We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We believe that we can compete favorably with other ethanol producers, due to rail access and ample grain supplies at favorable prices. Other factors that we expect will help us to compete favorably are:
•	Two natural gas suppliers have lines running within a mile of the plant site, which we expect will give us a better bargaining position than if there was only one supplier in the vicinity;

•	We expect to have comparatively low freight costs due to the additional rail siding near the plant;

•	We expect to have an adequate water supply from our own wells, which should provide us with lower-cost water than if we had to purchase it from a utility;

•	Nebraska’s corn basis is lower than the national average;

•	The modern design of our plant will help us to operate more efficiently than older plants;

•	Nebraska’s labor pool wage average is less than the national average; and

•	Our close proximity to Lincoln, Nebraska will give us access to a large pool of educated potential employees.
     According to the Renewable Fuels Association’s report titled “Ethanol Industry Outlook 2006”, the ethanol industry has grown to over 90 production facilities in the United States. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional entities recently formed, or in the process of formation, of similar size and with similar resources to ours. Nebraska currently has 11 ethanol plants producing an aggregate of 600 million gallons of ethanol per year. In addition, there are a number of ethanol plants in Nebraska under construction or in the planning stage. This includes a 100 million gallons per year plant currently planned for Fairmont, Nebraska, which is approximately 60 miles from our anticipated plant site and a 50 million gallon per year plant in the early planning stages currently planned for Auburn, Nebraska, which is approximately 40 miles from our anticipated plant site.

     The following table identifies most of the producers in the United States along with their production capacities.
U.S. FUEL ETHANOL PRODUCTION CAPACITY
million gallons per year (mmgy)

				Under
			Current	Construction/
			Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Abengoa Bioenergy Corp.	York, NE Colwich, KS Portales, NM Ravenna, NE	Corn/milo	55 25 30	88
ACE Ethanol, LLC	Stanley, WI	Corn	39
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn		100
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a EXOL*	Albert Lea, MN	Corn	40	8
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	35
Amaizing Energy, LLC*	Denison, IA	Corn	40
Archer Daniels Midland	Decatur, IL Cedar Rapids, IA Clinton, IA Columbus, NE Marshall, MN Peoria, IL Wallhalla, ND	Corn Corn Corn Corn Corn Corn Corn/barley	1,070
ASAlliances Biofuels, LLC	Albion, NE Linden, IN	Corn Corn		100 100
Aventine Renewable Energy, Inc.	Pekin, IL Aurora, NE	Corn Corn	100 50	57
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC *	West Burlington, IA	Corn	40
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Bushmills Ethanol*	Atwater, MN	Corn		40
Cargill, Inc.	Blair, NE Eddyville, IA	Corn Corn	85 35
Central Indiana Ethanol, LLC	Marion, IA	Corn		40
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	24	9
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn		40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
E3 Biofuels	Mead, NE	Corn		24
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5

				Under
			Current	Construction/
			Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Ethanol2000, LLP*	Bingham Lake, MN	Corn	32
Frontier Ethanol, LLC	Gowrie, IA	Corn		60
Front Range Energy, LLC	Windsor, CO	Corn		40
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy L.L.C.*	Mason City, IA	Corn	40
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50
Green Plains Renewable Energy	Shenandoah, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA Fairbank, IA	Corn Corn	50	50 100
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD Huron, SD	Corn Corn	9 12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Horizon Ethanol, LLC	Jewell, IA	Corn	60
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn		50
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	50
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn		40
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn		50
Liquid Resources of Ohio	Medina, OH	Waste beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Merrick/Coors	Golden, CO	Waste beer	1.5	1.5
MGP Ingredients, Inc.	Pekin, IL Atchison, KS	Corn/wheat starch	78
Michigan Ethanol, LLC	Caro, MI	Corn	50
Mid American Agri Products/Wheatland	Madris, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Grain Processors*	Lakota, IA	Corn	95
	Riga, MI	Corn		57
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	17.5	4.5
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Ethanol	Laddonia, MO	Corn		45
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Missouri Grain, LLC*	Macon, MO	Corn	45
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC	Lake Crystal, MN	Corn	52
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Pacific Ethanol	Madera, CA	Corn		35
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum		30

				Under
			Current	Construction/
			Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Parallel Products	Louisville, KY R. Cucamonga, CA	Beverage Waste	5.4
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25
Pinal Energy, LLC	Maricopa, AZ	Corn		55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Platte Valley Fuel Ethanol, L.L.C.	Central City, NE	Corn	40
Prairie Ethanol, LLC	Loomis, SD	Corn		60
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn		40
Pro-Corn, LLC*	Preston, MN	Corn	42
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn		50
Redfield Energy, Inc.	Redfield, SD	Corn		50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25
Siouxland Ethanol, LLC	Jackson, NE	Corn		50
Sioux River Ethanol, LLC*	Hudson, SD	Corn	55
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tate & Lyle	Loudon, TN	Corn	67
The Anderson Albion Ethanol LLC	Albion, MI	Corn		55
Trenton Agri Products, LLC	Trenton, NE	Corn	35	10
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA Lake Odessa, MI	Corn Corn		100 45
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
Val-E Ethanol, LLC	Ord, NE	Corn		45
VeraSun Energy Corporation	Aurora, SD Ft. Dodge, IA Charles City, IA	Corn Corn Corn	230	110
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	52
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn		40
Wind Gap Farms	Baconton, GA	Brewery Waste	0.4
Wyoming Ethanol	Torrington, WY	Corn	5
Xethanol BioFuels, LLC	Blairston, IA	Corn	5
Total Current Capacity			4441.4

Total Under Construction/ Expansions				2041

Total Capacity			6482.4

*	farmer-owned
Renewable Fuels Association
Last Updated: March 3, 2006
     The state of Nebraska has established a production tax credit of 18 cents per gallon of ethanol produced during a 96 consecutive month period by newly constructed facilities in production prior to June 30, 2004. As the program is currently structured, we are not eligible for these production tax credits since our plant did not become operational by the June 30, 2004 production deadline. This may cause our plant to be less competitive than other Nebraska plants that are eligible to participate in the program and receive tax credits or cash payments in exchange for transfer of the credits. The program is scheduled to expire on June 30, 2012.
     The Commodity Credit Corporation Bioenergy Program reimburses eligible ethanol producers of less than 65 million gallons of ethanol, one bushel of corn for every two and one-half bushels of corn used for the increased production of ethanol. No eligible producer may receive more than $7,500,000 annually under the program. In January 2006, the Commodity Credit Corporation issued notice that the Bioenergy Program would be terminated as of June 30, 2006 because the funds have been exhausted. Originally, the Bioenergy Program was scheduled to continue through September 2006. Unless the program is extended, it is unlikely that our plant will be eligible for payments under the program since our current anticipated completion date is autumn 2007. This may cause our plant to be less competitive than other ethanol plants that are eligible to participate in the program.
Competition from Alternative Fuels
     Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.
DESCRIPTION OF BUSINESS
     We are a development-stage Nebraska limited liability company formed on March 25, 2005 for the purpose of raising capital to develop, construct, own and operate a 50 million gallon dry mill corn-based ethanol plant near Adams, Nebraska, which is approximately 30 miles southeast of Lincoln, Nebraska. Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to process approximately 20 million bushels of corn per year into approximately 55 million gallons of denatured fuel grade ethanol and approximately 169,000 tons dried distillers grains with solubles and 110,200 tons of raw carbon dioxide gas.
     The following diagram from Fagen, Inc. depicts the plant we anticipate building:
1.	Ethanol Storage Tanks: Two ethanol storage tanks, one 190-proof ethanol, one 200-proof undenatured ethanol and one denaturant. All of the described tanks will be within a retention berm.

2.	Administration Building: This building will have brick and/or siding on the exterior and will be approximately 2,700 square feet.

3.	DDGS Building: This will be a steel sided building and will be 21,875 square feet. All dry distillers grain will be stored in this building.

4.	Grain Receiving Building: The building will be a steel-sided building, 165 feet long by 65 feet wide and approximately 40 feet tall. There will be two truck bays and one rail bay.

5.	Cement Corn Silos: Two 200,000 bushel silos and two 15,000 bushel per hour legs.

6.	Fermentation Tanks: Four fermentation tanks and one beer well.

7.	Main Process Building: Structural steel frame building housing tanks, pumps and heat exchangers as well as a control room and laboratory. Total size is approximately 25,000 square feet.

8.	Two Methanator Tanks:

9.	Thermal Oxidizer Stack: Approximately 125 feet tall. The exact height will depend on air modeling and input from the DNR.

10.	Distillation and Evaporation Center:

11.	Stillage and Syrup Tanks:

12.	Energy Center: Structural steel building totaling approximately 13,750 square feet housing both of the DDGS dryers and the Thermal Oxidizer.

13.	Cooling Tower: Four cell-induced draft-cooling tower.
     We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.
Primary Product — Ethanol
     Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 85 percent of ethanol in the United States today is produced from corn, and approximately 90 percent of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass.
     We anticipate that our business will be that of the production and marketing of ethanol and its by-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its by-products. We anticipate entering into an agreement with a company to market our ethanol, however, we have not yet negotiated or discussed the terms of an ethanol marketing agreement with any ethanol marketing company.
Description of Dry Mill Process
     Our plant will produce ethanol by processing corn or possibly other raw grains such as grain sorghum or milo. The corn and other grains will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.
     Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

     The following flow chart illustrates the dry mill process:
Source: Renewable Fuels Association, report entitled “How Ethanol is Made,” current as of April 7, 2006, available free of charge on the Internet at www.ethanolrfa.org.
Ethanol Markets
     The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis. Although local markets will be the easiest to service, they may be oversold, particularly in Nebraska. Oversold markets depress ethanol prices.
     We intend to serve the regional and national markets by rail. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals who then blends the ethanol to E-10 and E-85 gasoline and transports the blended gasoline to retail outlets in these markets.
     Regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.
     In addition to rail, we may try to service the regional markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.
Ethanol Pricing
     The following chart illustrates the historical relationship between the price of ethanol and natural gas using Chicago spot prices.

Chicago Spot Prices-Ethanol vs Unleaded Gasoline
Ethanol price histories for the nearby regional markets for our proposed plant based upon information in our feasibility study are presented in the following table:
Ethanol Average Prices*

					Recent
		5 Year	3 Year	1 Year	52 Weeks
State	City	2000-2004	2002-2004	2004	03/24/05
KS	Kansas	$1.40	$1.38	$1.68	$1.69
NE	Lincoln	$1.42	$1.38	$1.70	$1.72
NE	Omaha	$1.39	$1.36	$1.66	$1.67

	Average	$1.40	$1.37	$1.68	$1.69
Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (“CBOT”) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to engage a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we engage may use the new ethanol futures contracts to manage ethanol price volatility.
By-Products
     The principal by-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry and also to the poultry and swine markets. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reported in “Nebraska Company Extension Study MP51—Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles

(“distillers modified wet grains”) and distillers dry grains. Distillers wet grains is processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.
     We plan to initially market our distillers grains to the local livestock poultry and swine markets surrounding the plant, however, if the local markets prove insufficient to absorb our distillers grains at the prices we desire, we will engage a company to market our distillers grains nationally.
     The plant is expected to produce approximately 110,200 tons annually of raw carbon dioxide as another by-product of the ethanol production process. At this time, we do not intend to capture and market our carbon dioxide gas.
Corn Feedstock Supply
     We anticipate that our plant will need approximately 20 million bushels of grain per year for our dry milling process. The corn supply for our plant will be obtained primarily from local markets. Traditionally, corn grown in the area has been fed locally to livestock or exported for feeding or processing. We believe, based on our feasibility study, that in the year 2003, the nine county area surrounding the anticipated location of our plant produced approximately 129.2 million bushels of corn. We obtained our feasibility study from PRX Geographic and Holbrook Consulting Services, LLC. We paid approximately $30,000 for the preparation of the feasibility study.
     The chart below describes the amount of corn grown in Gage and surrounding counties for 2001 through 2004 based upon the information gathered in our feasibility study.

	2004 Corn	2003 Corn	2002 Corn	2001 Corn
	Production	Production	Production	Production
County	(bushels)	(bushels)	(bushels)	(bushels)
Cass, NE	20,585,810	11,492,000	6,139,000	13,987,000
Gage, NE	17,319,000	10,695,000	10,065,810	14,898,000
Jefferson, NE	12,312,000	9,411,000	7,358,000	10,264,000
Johnson, NE	5,812,000	3,598,000	1,447,000	4,125,810
Lancaster, NE	19,523,000	11,425,810	7,970,000	13,602,000
Nemaha, NE	12,732,000	6,752,000	3,485,810	9,823,000
Otoe, NE	18,922,000	8,664,000	3,195,810	12,760,000
Pawnee, NE	5,571,000	2,388,000	1,788,000	4,728,000
Saline, NE	16,447,000	13,228,000	12,044,000	13,192,000
Total	129,224,000	77,654,000	53,494,000	97,380,000
     We will be dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. Although the area surrounding the plant produces a significant amount of corn and we do not anticipate problems sourcing corn, there is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problem. In addition, our financial projections assume that we can purchase grain for prices near the ten-year average for corn in the area of the plant. We believe, based on our feasibility study, that the average price of corn in this same nine-county area over the last ten years is $2.34 per bushel. The following chart shows the ten-year average corn price in the nine-county area surrounding our plant based on information in our feasibility study:

10-Year Average
County	Corn Price ($/Bu.)
Cass, NE	$2.32
Gage, NE	$2.36
Jefferson, NE	$2.35
Johnson, NE	$2.32
Lancaster, NE	$2.33
Nemaha, NE	$2.35
Otoe, NE	$2.32
Pawnee, NE	$2.35
Saline, NE	$2.36

Total / Avg.	$2.34
     New corn demand within a market can have varying impacts on the corn price. We believe, based on our feasibility study prepared by PRX Geographic and Holbrook Consulting Services, LLC, that a new ethanol plant with a name plate capacity of 50 million gallon of ethanol per year is expected to raise the local corn basis by $0.02 per bushel if none of the distillers grains is fed locally. If 100% of the distillers grains is fed locally, we expect the basis will rise by $0.016 per bushel.
     Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. We note that historical grain pricing information indicates that the price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We, therefore, anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.
Grain origination and risk management
     We anticipate establishing ongoing business relationships with local farmers and grain elevators to acquire the corn needed for the project. We have no contracts, agreements or understandings with any grain producer in the area. Although we anticipate procuring grains from these sources, there can be no assurance that such grains can be procured on acceptable terms, or if at all.
     We expect to hire a commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators. The commodities manager will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. Forward contracts allow us to purchase corn for future delivery at fixed prices without using the futures market. The corn futures market allows us to trade in standard units of corn for delivery at specific times in the future. Option contracts consist of call options (options to purchase a fixed amount of a commodity) and put options (options to sell a fixed amount of a commodity). We expect to use a combination of these derivative instruments in our hedging strategies to help guard against corn price volatility. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Project Location and Proximity to Markets
     We anticipate building our plant near Adams, Nebraska, in southeast Nebraska. We reserve the right, in the sole discretion of our board of directors, to select a different location for the plant. We have a three-year option on a parcel containing approximately 172 acres. The option also includes an easement to access the site. We also have an option to purchase an additional 0.19 acres of land adjacent to this proposed site. We also have options on two different parcels containing 22 acres to provide additional rail access to the property.
     We selected our anticipated primary plant site because of the site’s location relative to existing grain production, accessibility to road and rail transportation and its proximity to major distribution channels. The site is adjacent to the mainline BNSF Railroad, just off of Nebraska Highway 41 and ten miles east of Highway 77, which is a north-south corridor in Southeastern Nebraska.
     The map below shows the approximate location of our proposed plant site:
     There can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to determine the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.
Transportation and Delivery
     The plant will have the facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Burlington Northern Santa Fe Railroad will provide rail service to the proposed site. However, we will still need to establish rail access directly to the plant from the main rail line. The estimated cost of this rail infrastructure is approximately $2,220,000, which includes several thousand feet of new track, two mainline turnouts, two switch point derails and five additional turnouts not on the mainline to accommodate the additional side track. We anticipate that each siding will accommodate a minimum of 90 cars with a 10 car ethanol and distillers grain loading track.
     We have engaged Antioch International, Inc. of Elkhorn, Nebraska, to assist us with the rail engineering and design services necessary to install rail infrastructure for our proposed plant. The three phases of rail engineering services include Phase 1 – Study and Report, Phase 2 – Preliminary Design and Phase 3- Final Design. Phase 1 services will be paid on an hourly basis not to exceed a total of $5,000. Phase 2 and 3 services will be a fixed fee totaling 3% of track construction costs estimated for a 50 million gallon per year ethanol plant as described in the Phase 1 Study and Report. We expect the Phase 3 Final Design to be sufficient to obtain approval from the Burlington Northern Santa Fe Railroad, however, there is no assurance or guarantee that we will obtain the necessary approval.
Thermal Oxidizer
     Ethanol plants such as ours may produce odors in the production of ethanol and its by-products, which some people may find unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.
Utilities
     The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into agreements with local gas and electric utilities to provide our needed energy and we plan on drilling two wells at our site to supply our water. We have engaged U.S. Energy Services, Inc. to assist us in negotiating our utilities contracts and provide us with on-going energy management services. U.S. Energy manages the procurement and delivery of energy to their clients’ locations. U.S. Energy Services is an independent, employee-owned company, with their main office in Minneapolis, Minnesota and branch offices in Kansas City, Kansas and Omaha, Nebraska. U.S. Energy Services manages energy costs through obtaining, organizing and tracking cost information. Their major services include supply management, price risk management and plant site development. Their goal is to develop, implement, and maintain a dynamic strategic plan to manage and reduce their clients’ energy costs. A large percentage of U.S. Energy Services’ clients are ethanol plants and other renewable energy plants. We will pay U.S. Energy Services, Inc. a fee of $15,000 plus pre-approved travel expenses for its services up until plant operations. After the plant is complete, we will pay U.S. Energy Services, Inc. a monthly fee of $2,900 plus pre-approved travel expenses. The agreement will continue until 24 months after the plant is complete. There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.

     If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.
Natural gas
     Natural gas accounts for approximately 10-15% of the total production cost of ethanol. The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. If we operate at our project production volume of 55 million gallons per year, we will require approximately 1,870,000 Million British Thermal Units (“MMBtu”)
     Our proposed site has access to multiple interstate natural gas pipelines. We expect to enter into an agreement with either Northern Natural Gas or Natural Gas Pipeline Company of America to provide natural gas to the plant, however, we have not yet negotiated, reviewed or executed any natural gas agreement. To access sufficient supplies of natural gas to operate the plant, a dedicated lateral pipeline from the Northern Natural Gas interstate natural gas pipeline located near the property will be necessary. Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. Natural gas accounts for approximately 10% to 15% of the total production cost of ethanol. Recently, natural gas prices increased sharply as Hurricanes Katrina and Rita devastated operations and impacted infrastructure on the Gulf Coast. As indicated on the chart below, natural gas prices have risen from approximately $6.50/MMBtu to over $12.00/MMBtu.
NYMEX Natural Gas Futures Near-Month Contract Settlement
Price, West Texas Intermediate Crude Oil Spot Price, and
Henry Hub Natural Gas Spot Price
Note:The West Texas Intermediate crude oil price, in dollars per barrel, is converted to $/MMBtu using a conversion factor of 5.80 MMBtu per barrel. The dates marked by vertical lines are the NYMEX near-month contract settlement dates. Source: NGI’s Daily Gas Price Index (http://Intelligencepress.com)
     Source: Energy Information Administration, in the Natural Gas Weekly Update dated September 1, 2005, available free of charge on the Internet at www.eia.doe.gov.
     We are uncertain as to how the disruption in natural gas supplies caused by Hurricanes Katrina and Rita will impact long term natural gas prices. Based upon our anticipated usage volumes and assuming natural gas prices of $6.50/MMBtu, we expect our natural gas costs will be approximately $10,000,000 per year. However, our natural gas costs could be over $20,000,000 if prices remain at $12.00/MMBtu or more. As indicated in the chart below, natural gas prices rose in December of 2005 but have started to decline in the early part of 2006. However, as the chart above and the chart below indicate, natural gas prices have been extremely volatile in the past few months and we are uncertain as to how the natural gas market will perform in the future.

NYMEX Natural Gas Futures Near-Month Contract Settlement
Price, West Texas Intermediate Crude Oil Spot Price, and
Henry Hub Natural Gas Spot Price
Note:The West Texas Intermediate (WTI) crude oil price, in dollars per barrel, is converted to $/MMBtu using a conversion factor of 5.80 MMBtu per barrel. The dates marked by vertical lines are the NYMEX near-month contract settlement dates.
Source: Natural gas prices, NGI’s Daily Gas Price Index (http://Intelligencepress.com); WTI price, Reuters New s Service (http://w w w.reuters.com)
Source: Energy Information Administration, in the Natural Gas Weekly Update dated February 9, 2006, available free of charge on the Internet at www.eia.doe.gov.
Electricity
     Based on engineering specifications, we expect to require a significant amount of electrical power to operate the plant. In the State of Nebraska, wholesale electricity is supplied by Nebraska Public Power District, a utility owned by the people of Nebraska. In the region of Nebraska where our plant will be located, the Nebraska Public Power District is the generation and transmission wholesaler to the Norris Public Power District, the local public power district. The Norris Public Power District owns a 115,000 volt substation approximately four miles north of the proposed project site. The voltage at this substation is reduced to 34,500 volts and then transmitted by the Norris Public Power District over its own power grip. We anticipated that the Norris Public Power District will construct a sub-transmission tie in from the existing 34,500 volt line, which runs parallel to the anticipated plant site’s west boundary, to feed the proposed site. Norris Public Power District has high voltage 69kV level transmission lines located on easements on our anticipated plant site that may be available to supply us with an on-site substation at primary voltage. We have not yet negotiated, reviewed or executed any agreement with Norris Public Power District to provide electricity to the site. We estimate that, based upon engineering specifications from Fagen, Inc., our power usage will be approximately 4.5 million kilowatts of electricity at peak demand.
Water
     We will require a significant supply of water. Engineering specifications show our plant water requirements to be approximately 384 gallons per minute. That is approximately 552,960 gallons per day. We anticipate drilling two 700 gallon per minute wells at the site to handle our water needs. A well drilled in April 2005 produces 800 gallons per minute and indicates Soil the presence of an adequate water supply. There is no assurance, however, that the wells will reliably supply us with the water that we need.
     Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent facilities. We anticipate our plant design incorporating the ICM/Phoenix Bio-Methanator wastewater treatment process resulting in a zero discharge of plant process water. We anticipate that the cost of water treatment system to be approximately $930,000.
Employees
     Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 32 full-time employees. Approximately five of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. Our officers are Jack Alderman, President; Everett Larson, Vice President; Nicholas Cusick, Treasurer; and Dennis Boesiger, Secretary. As of the date of this prospectus, we have not hired any employees. Three of our directors, Jack L. Alderman, Everett Larson and Bill Riechers, have been engaged as independent contractors to provide project development and consulting services in exchange for cash compensation. See “EXECUTIVE COMPENSATION.”
     The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

# Full-Time
Position	Personnel
CEO	1
General Manager	1
Plant Manager	1
Commodities Manager	1
Controller	1
Lab Manager	1
Lab Technician	2
Secretary/Clerical	2
Shift Supervisors	4
Office Manager	1
Maintenance Supervisor	1
Maintenance Craftsmen	4
Plant Operators	12
TOTAL	32
     The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.
     We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.
     Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.
Design-Build Team
Design Builder: Fagen, Inc.
     We have entered into a non-binding letter of intent with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. was founded by Ron Fagen, CEO and President, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry and been involved in the construction of more ethanol plants than any other company in this industry. Fagen. Inc. employed over 1000 construction workers last year and employs approximately 120 personnel at its headquarters and two regional offices. The family-owned company posted $315 million in sales in fiscal year 2004. It is expected that fiscal year 2005 sales will top $375 million. Fagen, Inc. continues to design and construct a number of ethanol plants around the country. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.
     Fagen Engineering, LLC was formed in 1996 to assist Fagen, Inc. with the construction process. Fagen Engineering LLC is a full-service design engineering firm. Fagen, Inc. and Fagen Engineering, LLC are both owned by Ron Fagen.
     The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its desire to facilitate the project’s successful transition from start-up to day-to-day profitable operation.
Letter of Intent with Fagen, Inc.
     We have executed a letter of intent with Fagen, Inc. who has agreed to enter into good faith negotiations with us to prepare definitive agreements for financial, design and construction services. We expect to pay Fagen, Inc. approximately $65,526,000 in exchange for the following services:
•	Providing a preliminary design and construction schedule and a guaranteed maximum price for the design and construction of the plant;

•	Assisting us with site evaluation and selection;

•	Designing and building the plant; and

•	Assisting us in locating appropriate operational management for the plant.
     We expect to be responsible for certain site improvements, infrastructure, utilities, permitting and maintenance and power equipment costs. Under our letter of intent, the plant price estimate of approximately $65,526,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7660.29 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the January 2006 CCI of 7660.29.
Phase I and II Engineering Services Agreement
     We have entered into a Phase I and II Engineering Services Agreement with Fagen Engineering, LLC for the performance of certain engineering and design services. We will pay Fagen Engineering, LLC a lump sum fee of $92,500 in exchange for a Phase I and II design packages. The packages shall include, among other services:
•	Property Layout Drawings;

•	Grading, Drainage and Erosion Control Plan Drawings;

•	Culvert Cross Sections and Details;

•	Roadway Alignment;

•	Final Interior Plant Grading;

•	Utility Layouts for Fire Loop, Potable Water, Well Water, Sanitary Sewer, Utility Water Blowdown, and Natural Gas;

•	Geometric Layout;

•	Site Utility Piping Tables Drawing;

•	Tank Farm layout and Details Drawings;

•	Sections and Details Drawing (if required); and

•	Miscellaneous Details Drawing (if required).
     If we enter into a Design-Build Agreement with Fagen, Inc. and pay all amounts due to Fagen, Inc. under it, then the lump sum fee of $92,500 will reduce the amount we owe to Fagen, Inc. under the Design-Build Agreement.
Design Process Engineer: ICM, Inc.
     We expect that ICM, Inc. will be the principal subcontractor for the plant. ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. Principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants. ICM employs over 100 engineers, professional and industry experts, 35 craftsmen, welders and painters and 30 full-time field employees that oversee the process. IMC, Inc. has been involved in sixty ethanol plant projects. At least twenty of the projects involved a partnership between IMC, Inc. and Fagen, Inc. Again, Fagen, Inc. generally uses ICM, Inc. as part of its design team. Fagen, Inc. and ICM, Inc. could lack the capacity to serve our plant due to the increased number of plants that they are designing and building at any one time. In addition, due to the large number of plants that ICM, Inc. is currently designing, ICM, Inc. may not be able to devote as much time to the advancement of new technology as other firms that have more available personnel resources.
Construction and timetable for completion of the project
     Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 14 to 16 months after construction commences. This schedule further assumes that two months of detailed design will occur prior to closing and a 14 month construction schedule will be followed by two months of commissioning. This schedule also assumes that weather will be the same as it has been over the last several years, and that we will not experience unusual weather conditions or events during the construction period, such as flooding. The timetable also assumes that a drastic change in the interest rates will not affect our ability to obtain debt financing commitment, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion. Fagen, Inc. based its estimate of 14 to 16 months after construction commences on the average time it has taken to build plants over the past five years. Fagen, Inc. believes that the two month cushion provided in the estimated timeframe will be sufficient to effectively deal with the occurrence of unplanned contingencies.
Regulatory Permits
     We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have engaged ICM, Inc. to coordinate and assist us with obtaining certain environmental permits, and to advise us on general environmental compliance. HDR Engineering, Inc. has been retained to obtain-NPDES permits. We expect the cost of obtaining the required permits to be approximately $100,000.
     Of the permits described below, we must obtain the Minor Source Construction Permit for air emissions and the Construction Storm Water Discharge Permit prior to starting construction. The remaining permits will be required shortly before or shortly after we can begin to operate the plant. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the United States Environmental Protection Agency (“EPA”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The State of Nebraska and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance.
     Even if we receive all required permits from the State of Nebraska, we may also be subject to regulatory oversight from the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Nebraska is authorized to enforce the EPA’s federal emissions program. However, the EPA does retain authority to take action if it decides that Nebraska is not correctly enforcing its emissions program. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.
Minor construction permit for air emissions
     Our preliminary estimates indicate that this facility will be considered a minor source of regulated air pollutants. There are a number of emission sources that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and baghouses. The types of regulated pollutants that are expected to be emitted from our plant include PM10, CO, NOx and VOCs. The activities and emissions mean that we are expected to obtain a minor source construction permit for the facility emissions. Because of regulatory requirements, we anticipate that we will agree to limit production levels to a certain amount, which may be slightly higher than the production levels described in this document (currently projected at 55 million gallons per year at the nominal rate with the permit at a slightly higher rate) in order to avoid having to obtain Title V air permits. These production limitations will be a part of the minor source construction permit. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief and civil or criminal law enforcement actions. Exceeding these production limitations could also require us to pursue a Title V air permit. There is also a risk that further analysis prior to construction, a change in design assumptions or a change in the interpretation of regulations may require us to file for a Title V air permit. If we must obtain a Title V air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought Title V air permit. There is also a risk that the State might reject a Title V air permit application and request additional information, further delaying startup and increasing expenses. Even if we obtain a minor source construction permit prior to construction, the air quality standards may change, thus forcing us to later apply for a Title V air permit. There is also a risk that the area in which the plant is situated may be determined to be a nonattainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The cost of complying and documenting compliance should a Title V air permit be required is also higher. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers.
Air pollution standard
     There are a number of standards which may effect the construction and operation of the plant going forward. The Prevention of Significant Deterioration (“PSD”) regulation creates more stringent and complicated permit review procedures for construction permits. It is possible, but not expected, that the plant may exceed applicable PSD levels for NOx, CO, and VOCs.
Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permit)
     We expect that we will use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. The exact details regarding the source of water and the amount of non-process and other wastewater that needs to be discharged will not be known until tests confirm the water quality and quantity for the site. Although unknown at this time, the quality and quantity of the water source and the specific requirements imposed by the Nebraska DEQ for discharge will materially affect the financial performance of the Company. We expect to apply for a Nebraska Pretreatment Permit (NPP) for the discharge of the non-process waste water. We expect to file for a permit to allow the discharge of wastewater from a manufacturing or commercial operation. We expect to apply for an NPDES wastewater construction site permit prior to construction. This permit will require submission of plans and specifications with the Nebraska DEQ. We do not expect to require a permit for the land application or discharge of process wastewater based on the design proposed by our engineers. There can be no assurances that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate. However, we anticipate receiving the permits. Because Nebraska has no statute or regulation governing or limiting the withdrawal of water from wells, and because we will not be transferring water from one waste district or basin to another, no well withdrawal permit will be sought or required.
     We have engaged HDR Engineering, Inc. of Omaha, Nebraska, to assist us with obtaining the necessary water discharge permits. HDR Engineering, Inc. is expected to provide us with preliminary evaluations of our waste water discharge system, field investigations, follow-up waste management options screening and assistance with permit applications as well as other on-call services. We will pay HDR Engineering, Inc. for these services on an hourly basis plus reimbursable expenses. HDR Engineering, Inc. will provide monthly invoices to us itemizing their services and the corresponding billable rates and hours.
Storm Water Discharge Permit and Storm Water Pollution Prevention Program (General NPDES Permits)
     Before we can begin construction of our proposed ethanol plant, we must obtain a construction storm water discharge permit from the Nebraska Department of Environmental Quality (“General Permit NER100000”). This permit application must be filed 90 days before construction begins. In connection with this permit, we must have a Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. The plan must be submitted, but need not be approved by the Nebraska Department of Environmental Quality. We anticipate, but there can be no assurances, that we will be able to obtain a General Permit NER100000. We must also file a separate application for a General Permit NER000000 for industrial storm water discharges. The application for the General Permit for industrial storm water discharges, NER000000, must be filed 24 hours prior to the start of operations. We anticipate, but there can be no assurances, that we will be able to obtain a General Permit NER000000 storm water discharge permit. HDR Engineering, Inc. is expected to assist us in obtaining this permit.
New source performance standards
     The plant will be subject to New Source Performance Standards for both the plant’s distillation processes and the storage of volatile organic compounds used in the denaturing process. These duties include initial notification, emissions limits, compliance, monitoring requirements, and record keeping requirements.
Spill prevention, control, and countermeasures plan
     Before we can begin operations, we must prepare and implement a Spill Prevention Control and Countermeasure (“SPCC”) plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years.

Alcohol and Tobacco Tax and Trade Bureau,Requirements
     Before we can begin operations, we must comply with applicable Alcohol and Tobacco Tax and Trade Bureau (formerly the Bureau of Alcohol, Tobacco and Firearms) regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR § 19.957. There are other taxation requirements related to special occupational tax and a special stamp tax.
Risk management plan
     Pursuant to § 112(r)(7) of the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. Since we plan to use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use.
Environmental Protection Agency
     Even if we receive all Nebraska environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Nebraska’s environmental administrators. Nebraska or EPA rules and regulations are subject to change, and any such changes may result in greater regulatory burdens.
Nuisance
     Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities may subject us to nuisance, trespass, or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its by-products, we intend to install a thermal oxidizer in the plant. See “DESCRIPTION OF BUSINESS – Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us, our operations, cash flows, and financial performance.
     We are not currently involved in any litigation involving nuisance or any other claims.
Endangered Species
     Nebraska’s Nongame and Endangered Species Conservation Act requires that the Nebraska Department of Natural Resources review a proposed site to determine if it will have a negative impact on endangered species. We have received a letter from the United States Department of Interior, Fish and Wildlife Service indicating that our proposed site does not appear to impact federal fish and wildlife management facilities or will not adversely affect federal listed threatened and endangered species, or their designated critical habitat.
Archaeological and Historical Sites
     State Historic Preservation Office of the Nebraska State Historical Society will be asked to review the site plan and proposed use of the site to determine if it will negatively impact any archeological or historical sites. It is possible that this review will result in requirements being imposed in order to reduce or eliminate the impact on an archaeological or historical site. It is possible that such requirements might increase costs and reduce our profitability and the value of your investment.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     Our operating agreement provides that our board of directors will be comprised of no fewer than seven and no more than 15 members. However, the total number of directors may exceed 15 depending on the number of directors appointed by members purchasing 200 or more units in this offering. Regardless of the total number of directors, a majority of our board must be elected by the members. Any member eligible to appoint a director cannot vote in the general election. Appointed directors serve until removed by the member appointing them, so long as such member owns 200 or more units. We have 15 directors on our initial board of directors. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the ethanol plant commences. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
     Our operating agreement further provides that at the first annual or special meeting of the members following the date on which substantial operations of the facilities commence, the number of elected Directors shall be reduced and become fixed at nine. If the reduction in the number of directors at the first annual or special meeting requires the removal of any director, Jack L. Alderman shall not be included in the directors removed at that time. The operating agreement further provides for a staggered board of directors, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors terms, the initial directors shall conduct a lottery to separately identify the director positions to be elected. Each director position will be designated as either Group I (serving one year), Group II (serving two years) and Group III (serving three years). Our operating agreement provides that our chairman, Jack L. Alderman, will automatically be placed in Group III.
Identification of Directors, Executive Officers and Significant Employees
     The following table shows the directors and officers of E Energy Adams, LLC as of the date of this prospectus:

Board Member	Office
Jack L. Alderman	Chairman, President and Director
Everett W. Larson	Vice Chairman, Vice President and Director
Nicholas J. Cusick	Treasurer and Director
Dennis L. Boesiger	Secretary and Director
William L. Riechers	Director
Vinson W. VanEngen	Director
Duane H. Wollenburg	Director
Kenneth S. Brinkman	Director
Mark O. Weber	Director
Steven L. Dean	Director
Amy J. Johnston	Director
Gary R. Bentzinger	Director
Donald W. Olsson	Director
Ron L. Miller	Director
Tom Roode	Director
     Jack L. Alderman has served as a director since the Company’s formation on March 25, 2005. All other directors, except Tom Roode, have held their positions since April 29, 2005. Tom Roode joined our board on August 12, 2005. All officers serve at the board’s discretion and will continue serving until the earlier of their resignation or removal from office by the board.

Business Experience of Directors and Officers
     The following is a brief description of the business experience and background of our officers and directors.
Jack L. Alderman, Chairman, President and Director, Age 54, Tomah, Wisconsin
     For the past five years, Jack L. Alderman has operated a construction, development and management business. He is president of Alderman Construction, Inc., Alderman Property Management Inc. and sole proprietor of Alderman Properties. His holdings include several apartment complexes, an office building, mini-storage facilities and vacation rentals. He is also an investor in and active member on the board of Directors of Timberwood Banks, in Tomah, Wisconsin. E Energy Adams will be the first ethanol project that Mr. Alderman has developed and been actively involved with.
     Mr. Alderman has served as our Chairman, President and director since our inception.
Everett W. Larson, Vice Chairman, Vice President and Director, Age 68, Adams, Nebraska
     Before serving as Vice President of E Energy Adams, Everett Larson was an Executive Vice-President with Midlands Financial Benefits in Lincoln, Nebraska.
     Mr. Larson has served as our Vice Chairman, Vice President and director since April 29, 2005.
Nicholas J. Cusick, Director and Treasurer, Age 54, Lincoln, Nebraska
     For the past five years, Nicholas J. Cusick has served as CEO of IMSCORP, a Lincoln, Nebraska based holding company with three operating divisions, manufacturing and marketing products for a wide range of institutional and consumer markets. Cusick is an active member in the Lincoln Partnership for Economic Development.
     Mr. Cusick has served as our Treasurer and director since April 29, 2005.
Dennis L. Boesiger, Secretary and Director, Age 67, Beatrice, Nebraska
     For the past five years, Dennis Boesiger has served as Vice President/General Manager/Part Owner of Midwest Livestock Systems, Inc., a large agricultural construction and equipment distribution company, building and equipping livestock and poultry production facilities. He currently serves on the Nebraska State Chamber of Commerce and Industry Executive Board, Nebraska Diplomats and the Gage County Economic Development Board.
     Mr. Boesiger has served as our Secretary and director since April 29, 2005.
William L. Riechers, Director, Age 53, Volga, South Dakota
     For the past five years, Bill Riechers has served as project coordinator and consultant for a company he owns, Value Add Ventures, LLC. As a project coordinator and consultant, he coordinates the project financing associated with the construction of ethanol plants. The following are the ethanol projects for which Mr. Riechers has served as a project coordinator:

		Production Capacity
		(in million gallons	Whether Operational or
Name	Location	per year)	Development-stage
Amaizing Energy, LLC	Denison, Iowa	40	Operational
Big River Resources, LLC	West Burlington, Iowa	40	Operational
Glacial Lakes Energy, LLC	Watertown, South Dakota	50	Operational

		Production Capacity
		(in million gallons	Whether Operational or
Name	Location	per year)	Development-stage
Golden Grain Energy, LLC	Mason City, Iowa	40	Operational
Granite Falls Energy, LLC	Granite Falls, Minnesota	45	Operational
Siouxland Ethanol, LLC	Jackson, Nebraska	50	Development-stage
United Wisconsin Grain Producers, LLC	Friesland, Wisconsin	49	Operational
Western Wisconsin Renewable Energy Cooperative	Boyceville, Wisconsin	40	Development-stage
     Since February of 2002, Mr. Riechers has had a consulting agreement with Fagen, Inc. As a part of this consulting agreement, Mr. Riechers receives a monthly fee of $2,000 from Fagen, Inc. See “EXECUTIVE COMPENSATION.”
     Mr. Riechers is an investor in other ethanol projects and was formerly on the board of directors of Siouxland Ethanol, LLC.
     Mr. Riechers has served as our director since April 29, 2005.
Vinson W. VanEngen, Director, Age 57, Adams, Nebraska
     For the past five years, Vincent VanEngen has owned and operated a 1,700 acre no-till farming operation in the Adams, Nebraska area. He also serves as an emergency medical technician for the Adams Rescue Squad.
     Mr. VanEngen has served as our director since April 29, 2005.
Duane H. Wollenburg, Director, Age 52, DeWitt, Nebraska
     For the past five years, Duane Wollenburg has owned and operated Swan City Farms, Inc., an operation in Southeast Nebraska comprised of 50% irrigated and 50% dryland crops. He presently owns and manages a property/liability insurance agency and seed business and is acting president of Cooperative Railways, LLC.
     Mr. Wollenburg has served as our director since April 29, 2005.
Kenneth S. Brinkman, Director, Age 50, Tecumseh, Nebraska
     For the past five years, Kenneth Brinkman has served as the Dealer Principal of Brinkman Brothers, Inc., a family owned business. He has also owned and managed 800 acres of farm ground.
     Mr. Brinkman has served as our director since April 29, 2005.
Mark O. Weber, Director, Age 48, Adams, Nebraska
     For the past five years, Mark Weber has owned and operated a family farm raising corn, soybeans, and wheat. He also owned and operated a wean-to-finish hog operation in Southeast Nebraska.
     Mr. Weber has served as our director since April 29, 2005.
Steven L. Dean, Director, Age 56, Douglas, Nebraska
     For the past five years, Steve Dean has owned and operated a corn and soybean farm and cow/calf operation. He has also been a sales representative for Pioneer Hi-Bred International.
     Mr. Dean has served as our director since April 29, 2005.
     Amy J. Johnston, Director, Age 32, Adams, Nebraska

     For the past five years, Amy Johnston has worked as a Sales Executive for Interact Incorporated, a telecommunications software firm in Lincoln, Nebraska.
     Ms. Johnston has served as our director since April 29, 2005.
Gary R. Bentzinger, Director, Age 60, Hickman, Nebraska
     For the past five years, Gary Bentzinger has owned and operated a diversified farming operation in Southeastern Nebraska.
     Mr. Bentsinger has served as our director since April 29, 2005.
Donald W. Olsson, Director, Age 55, Lincoln, Nebraska
     Before joining E Energy Adams, Donald Olsson was involved in Banking and Financial services. In the past, he served as a Vice President, Commercial Lending at Union Bank and Trust Company in Lincoln, NE.
     Mr. Olsson has served as our director since April 29, 2005.
Ron L. Miller, Director, Age 64, Clatonia, Nebraska
     For the past five years, Ron Miller has owned, operated and managed several enterprises, including a farming operation, a retail farm machinery business and a commercial trucking company. Mr. Miller is an emergency medical technician for the volunteer rescue squad and is Fire Chief of the Clatonia Fire Department.
     Mr. Miller has served as our director since April 29, 2005.
Tom Roode, Director, Age 59, Fairbury, Nebraska
     Up until 2004, Tom Roode served as president of Roode Packing Co. In 2004 he sold the Fairbury Brand Trademark, formulas and recipes for meat products made at Roode Packing Co. Mr. Roode continues to own the building where Roode Packing Company operates.
     Mr. Roode has served as our director since August 12, 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     The following table sets forth certain information regarding the beneficial ownership of our units as of June 30, 2005, by each person or entity known by us to be the beneficial owner of more than five percent of the outstanding units:

		Amount and nature
		of beneficial
Title of Class	Name and Address	owner(3)	Percent of Class
Membership Unit	Jack L. Alderman(1)	80 units	41.24%
	105 E Veterans St.
	Tomah, WI 54660

Membership Unit	Patricia E. Alderman	20 units	10.31%
	105 E Veterans St.
	Tomah, WI 54660

Membership Unit	Robert Holmes(2)	20 units	10.31%
	206 Dawnee
	Tomah, WI 54660

(1)	Jack L. Alderman is a director on our board of directors.

(2)	Units beneficially owned by Robert Holmes as grantor of Holmes Residuary Trust. (3) Units issued in exchange for cash capital contributions
Security Ownership of Management
     As of the date of this prospectus, our directors and officers own membership units as follows:
UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

				Percentage of Total After the Offering
	Name and Address of
	Beneficial	Amount and Nature	Percent of Class	Maximum Units Sold	Minimum Units Sold
Title of Class	Owner(1)	of Beneficial Owner	Prior to Offering	in Offering	in Offering

Membership Units	Jack L. Alderman	80 units	41.24%	1.29%	4.46%
Membership Units	Everett W. Larson	4 units	2.06%	.06%	.22%
Membership Units	Nicholas J. Cusick	2 units	1.03%	.03%	.11%
Membership Units	Dennis L. Boesiger	3 units	1.55%	.05%	.17%
Membership Units	William L. Riechers	8 units	4.12%	.13%	.45%
Membership Units	Vinson W. VanEngen	3 units	1.55%	.05%	.17%
Membership Units	Duane H. Wollenburg	2 units	1.03%	.03%	.11%
Membership Units	Kenneth S. Brinkman	2 units	1.03%	.03%	.11%
Membership Units	Mark O. Weber	2 units	1.03%	.03%	.11%
Membership Units	Steven L. Dean	2 units	1.03%	.03%	.11%
Membership Units	Amy J. Johnston	2 units	1.03%	.03%	.11%
Membership Units	Gary R. Bentzinger	2 units	1.03%	.03%	.11%
Membership Units	Donald W. Olsson	2 units	1.03%	.03%	.11%
Membership Units	Ron L. Miller	2 units	1.03%	.03%	.11%

	Totals:	116 units	59.79%	1.85%	6.46%

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.
EXECUTIVE COMPENSATION
     Jack L. Alderman is currently serving as our chairman and president and Everett Larson is currently serving as our vice chairperson and vice president. Nicholas J. Cusick is our treasurer, and Dennis Boesiger is our secretary. We entered into a project development fee agreement with Jack L. Alderman under which Mr. Alderman is entitled to a development fee equal to $250,000. The development fee is payable to Mr. Alderman on the date upon which our ethanol plant first generates net income. Everett W. Larson, another one of our directors, is also providing organizational and project development services and we are compensating him for these services. We pay Mr. Larson $1,000 a month for his services until the date upon which our ethanol plant first begins producing ethanol for sale. We do not compensate Mr. Cusick or Mr. Boesiger for their service as officers.

     One of our directors, Bill Riechers, receives compensation both from E Energy Adams, LLC and Fagen, Inc. with whom we have a preliminary letter of intent for the design and construction of the Plant. The compensation from E Energy Adams is for Mr. Riechers’ services he is providing while serving as our project coordinator. In exchange for his services to the Company, Mr. Riechers received a one-time cash payment of $25,000 upon execution of the agreement and will receive a weekly payment of $300 per day up to and not exceeding $1,500 per week. If we are able to secure adequate debt financing to capitalize the project, Mr. Riechers will receive an additional one-time cash bonus of $250,000, less any amounts previously paid to Mr. Riechers as project coordinator. This amount will be payable to Mr. Riechers at successful closing and funding of our debt financing. The compensation paid to Mr. Riechers from Fagen, Inc. is in exchange for providing project development consulting services to various ethanol projects in which Fagen, Inc. is significantly involved. Since February of 2002, Mr. Riechers has received a monthly fee of $2,000 from Fagen, Inc. in exchange for those services.
     Each of our directors also receives compensation for the following: attending board of directors meetings ($100 per meeting); attending formal community meeting ($50 per meeting); attending at formal equity drive meeting ($25 per meeting); and conducting out-of-town business for the Company ($100 per occurrence).
     We do not have any other compensation arrangements for our directors and officers.
Employment Agreements
     Other than the project development fee agreement we entered into with Jack L. Alderman and Everett Larson and the project coordinator agreement we entered into with Bill Riechers, we have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire. Such employment agreements must be approved by a majority of directors (including a majority of independent directors, should independent directors serve on the board.)
Reimbursement of Expenses
     We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for out-of-pocket expenses.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our operating agreement provides that none of our directors or officers will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty. This provision does not affect possible liability where such director has been adjudged liable for negligence or misconduct in the performance of such director’s duty or to enforce a director’s legal duty of loyalty for acts or omissions not taken in good faith, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
     Under Nebraska law, no member or director will be liable for any of our debts, obligations or liabilities merely because he or she is a member or director. In addition, Nebraska law permits, and our operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since our inception, we have engaged in transactions with related parties. Our initial directors constitute our founding members. As such, we currently do not have independent directors as defined by the North American Securities Administrators Association or unaffiliated unit holders to evaluate related party transactions. Accordingly, any contracts or agreements with Fagen, Inc. or other parties will not be approved by independent directors since there are none at this time. We do not believe that this will pose a problem, however, because the directors’ investment interest in our plant is directly adverse to Fagen, Inc.’s interest in its contracts and would be directly adverse with any other contracting party. We believe these adverse interests constitute sufficient protection to justify our lack of independent directors. At the first annual or special meeting of the members following substantial completion of the ethanol plant, new directors will be elected. We expect to add independent directors at that time, but cannot guarantee such addition.
Transaction with Director, Bill Riechers
     On May 13, 2005, we entered into a consulting agreement with Bill Riechers to serve as our project coordinator in developing, financing and constructing our plant. Bill Riechers is a director of our Company. Under the terms of the agreement, he will:
•	Assist in negotiations of contracts with various service and product providers;

•	Assist in the planning of our equity marketing effort, including preparation of written and visual equity marketing materials and training our officers and directors to conduct our equity marketing effort;

•	Assist in the securing of debt financing for, and commencement of, construction of our plant;

•	Assist in the education of local lenders including, the preparation of a “banker’s book” tailored to our project; and

•	Perform such other reasonably necessary duties as we may request for the timely and successful securing of debt financing and commencement of construction of the project.
     Mr. Riechers received a one-time cash payment of $25,000 upon execution of the agreement and will receive a weekly payment of $300 per day up to and not exceeding $1,500 per week. In addition, if we are able to secure adequate debt financing to capitalize the project, Mr. Riechers will receive a one-time cash bonus of $250,000, less all amounts previously paid Mr. Riechers (i.e., less the one-time cash payment of $25,000, less the aggregate of weekly compensation payments and less any reimbursed expenses).
     We believe that the terms of the consulting agreement with Mr. Riechers is comparable to that which we could have obtained from an unaffiliated third party. Although the compensation payable to Mr. Riechers under our agreement is significantly higher than past ethanol capitalization projects, we believe that the compensation is reasonable in light of Mr. Riechers’ experience and knowledge of the ethanol industry and the increased demand for his services. We can give no assurances or guarantees that Mr. Riechers will perform as anticipated or that Mr. Riechers’ services will result in successful capitalization and financing of our ethanol project. See “EXECUTIVE COMPENSATION” for more details.
Transaction with Director, Jack L. Alderman
     During our seed capital offering we issued 80 membership units to Jack Alderman, who has been a director since our inception. These membership units were issued in exchange for payment of the purchase price of $5,000 per membership unit for a total of $400,000. The per unit price paid by Mr. Alderman and our other initial directors in the seed capital offering is the same price that the units were offered to other investors. A majority of our directors approved the subscription agreements executed by each of our initial directors for the purchase of these membership units.
     On June 17, 2005, we entered into a project development agreement with Jack Alderman to serve as our project coordinator in developing, financing and constructing our plant. Mr. Alderman is chairman of our board of directors and president of our Company. Under the terms of the agreement, his duties will include assumption of responsibility for public relations, on-site development issues, and timely completion of the project. Mr. Alderman shall also be responsible for apprising our board of the status of the project and of any material events, assisting us with the development of policies regarding construction of the project, and any other duties as directed by our board with respect to the development, financing and construction of our plant. For performing these development services for us, we intend to pay Mr. Alderman a one-time development fee equal to $250,000. This fee is payable to Mr. Alderman on the date upon which our ethanol plant first generates net income.
     We believe that the terms of the consulting agreement with Mr. Alderman are comparable to that which we could have obtained from an unaffiliated third party. The terms of the consulting agreement, including the amount of compensation payable to Mr. Alderman, were approved by a majority of disinterested directors. Our board believes that the $250,000 development fee payable to Jack L. Alderman on the date upon which the ethanol plant first generates net income is reasonable in light of the services provided to us by Mr. Alderman. The Project Development Fee Agreement with Mr. Alderman sets forth the following services that will be provided to the Company by Mr. Alderman:
“Development Services shall include all services performed on behalf of the Company by Alderman to date and all services performed on behalf of and at the reasonable request of the Company through the termination of this Agreement. Alderman’s duties shall include, but not be limited to, assumption of responsibility for public relations, on-site development issues, and timely completion of the Project. Alderman shall apprise the Board of the status of the Project and of any material events, shall assist the Company’s Board in developing policies regarding construction of the Project, and shall perform his duties at the direction of the Board.”
PLAN OF DISTRIBUTION
     Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.
The Offering
     We are offering, on a best efforts basis, a maximum of 5,810 units and a minimum of 1,990 units at a purchase price of $10,000 per unit. You must purchase a minimum of two units to participate in the offering. You may purchase any number of additional units subject to the 40% ownership limitation provided in our operating agreement. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate that three of our directors, Jack Alderman, Donald Olsson, and Amy Johnston, will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. These three directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We will register in Nebraska as an Issuer – Dealer and three of our authorized directors will be registered Issuer – Dealer agents for purposes of selling out units in Nebraska.
     Our minimum offering amount is $19,900,000 and our maximum offering amount is $58,100,000. The offering will end no later than [one year from the effective date of this registration statement]. If we sell the maximum number of units prior to [one year from the effective date of this registration statement], the offering will end on or about the date the maximum number of units is sold. We may choose to end the offering any time prior to [one year date], after we sell the minimum number of units. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by [one year date], we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 6,004 units issued and outstanding if we sell the maximum number of units offered in this offering and 2,184 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes 194 seed capital units issued in our previous seed capital private placement.
     Our directors and officers will be allowed to purchase the units that are being offered, subject to the limitation in our operating agreement that no member can own more than 40% of the total issued and outstanding units. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.
     You should not assume that we will sell the $19,900,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which E Energy Adams is managed. These investors may influence the business in a manner more beneficial to them than to other investors.
     We currently plan to register the offering in the states of Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida. This limitation may result in the offering being unsuccessful.
     We expect to incur offering expenses in the amount of approximately $330,000 to complete this offering.
Suitability of Investors
     Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet the following suitability test: (1) You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $100,000 exclusive of home, furnishings and automobiles. For Iowa and Missouri Investors, you must have a net worth of $150,000, exclusive of home, home furnishings, and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
     Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.
     Each subscriber must make certain written representations, including that he/she/it:
•	has received a copy of our prospectus and the exhibits thereto;

•	has been informed that our units are sold in reliance upon a federal securities registration; Nebraska, South Dakota, Iowa, Wisconsin, Kansas, Missouri, and Florida securities registrations; and exemptions from securities registrations in various other states, and understands that our units can only be sold to a person meeting requirements of suitability;

•	has been informed that the securities purchased have not been registered under the securities laws of any state other than the States of Nebraska, South Dakota, Iowa, Wisconsin, Kansas, Missouri and Florida, and that we are relying in part upon the representations of the subscriber;

•	has been informed that the securities subscribed for have not been approved or disapproved by the Nebraska, South Dakota, Iowa, Wisconsin, Kansas, Missouri and Florida Securities Departments or any other regulatory authority;

•	intends to purchase the units for investment and not for resale;

•	understands that there is no present market for our units and that there are significant restrictions on the transferability of our units;

•	has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of our units;

•	has received a copy of our operating agreement and understands that upon closing the escrow, the subscriber and the membership units will be bound by the operating agreement;

•	understands that our units are subject to substantial restrictions on transfer and that in order to sell the units the subscriber must sell or distribute them pursuant to the terms of the operating agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

•	meets the suitability test outlined in the agreement and is capable of bearing the economic risk of the investment, including the possible total loss of the investment;

•	understands that we will place a restrictive legend on any certificate representing any unit;

•	understands that we may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

•	may not transfer or assign the subscription agreement, or any of the subscriber’s interest herein;

•	has written his, her, or its correct taxpayer identification number on the subscription agreement;

•	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup;

•	understands that execution of the attached promissory note and security agreement will allow us to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults; and

•	acknowledges that we may retain possession of certificates representing subscriber’s units to perfect our security interest in those units.
     We will rely on these representations and others in determining whether an investor understands and has knowledge of the material terms and nature of the investment, so that we can determine whether investment is suitable for a subscriber. If we accept your subscription, we will use the information your give us in the subscription agreement for company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes. Also, if you do not fulfill your obligations under the promissory note and security agreement, we will use the applicable representations from your subscription agreement against you to show that you understood that we can take legal action for payment under the promissory note and security agreement, and/or retain possession of your membership certificate to perfect any security interest we have in the units. Finally, if you seek legal action to attempt to force us to allow an action prohibited by our operating agreement, we will use the applicable representation in your subscription agreement as evidence that you understood that you would be bound by the restrictions and provisions of the operating agreement, including the restrictions on transfers of our units.
Subscription Period
     The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $58,100,000; or (2) [one year from the effective date of this registration statement]. However, we may close the offering any time prior to [one year from the effective date of this registration statement] upon the sale of the minimum aggregate offering amount of $19,900,000. If we abandon the project for any reason prior to [one year date], we will terminate the offering and return funds to investors. Even if we successfully close the offering by selling at least the minimum number of units prior to [one year date], the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to E Energy Adams and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.
     This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. Your proportional share of the fees will be based on the amount of your investment and how long the investment was held in the escrow account compared to all of the other investments. If the amount of the escrow fees exceeds the amount of interest earned, we will use our seed capital proceeds to pay the remaining amount of escrow fees. The principal amount of your investment will not be used to pay escrow fees. If the offering is terminated prior to its successful closing, we intend to return your investment by the close of the next business day or as soon as possible after the termination of the offering.
     If you subscribe for the purchase of units, you may not withdraw your subscription at any time, either before or after we accept it. If the offering is successful, the interest earned on the escrow account will be used to cover the escrow agent’s fees. Any remaining interest will go to the company. However, if we do not accept your subscription, we will return your entire investment to you, plus nominal interest, less escrow fees.
Subscription Procedures
     Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “Union Bank & Trust Company, Escrow Agent for E Energy Adams, LLC” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our operating agreement.
     In the promissory note and security agreement, we require you to agree to the following material terms:
•	payment of the 90% balance of your total subscription price within 20 days of the notice to pay issued by our board of directors;

•	forfeiture of any amounts previously paid in relation to your subscription (for example, the 10% cash down payment) in the event you fail to make timely payment of the 90% balance;

•	in the event of nonpayment, interest accrual on the outstanding balance at the rate of 12% per annum;

•	in the event of nonpayment, you agree the entire outstanding balance plus interest will be immediately due and payable;

•	we retain as collateral for your promise to pay the 90% balance, all current and future membership units in our company owned by you; and

•	your responsibility to pay all costs and expenses, including reasonable attorneys’ fees, that we may incur in order to enforce our rights under the promissory note and security agreement.
     The material terms and conditions of the promissory note and security agreement are designed so that in the event that a subscriber defaults on the promissory note, we may pursue the defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial 10% payment and acquisition of a judgment against the subscriber. This means that if you fail to pay the balance of the subscription price within 20 days of the notice from our board, you will forfeit your 10% cash deposit and you will not be entitled to any ownership interest in our company.
     In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully. In the event you choose to borrow funds in order to purchase units, you should realize that your investment risk may significantly increase since we make no assurance or guarantee that we will be able to make cash distributions in any amount. Therefore, you may be required to use personal funds to cover debt service obligations related to your unit purchase as well as income tax liability associated with your investment.
     Anytime after we receive subscriptions for the minimum amount of the offering, we may mail written notice to our investors that full payment under the promissory note is due within 20 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $19,900,000, you will be required to pay the full purchase price immediately upon subscription.
     Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least $19,900,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will return your subscription, check, and signature page within thirty days of rejection.
     Changes in the offering’s material terms after the registration statement’s effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the offering beyond the period of one year; (2) change in the offering price other than that disclosed in this prospectus; (3) change in the minimum purchase required of investors; (4) change in the amount of proceeds necessary to release the proceeds in escrow; and (5) material change in the application of proceeds.
     If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.
Escrow Procedures
     Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Union Bank & Trust Company, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) the subscription proceeds in the escrow account equals or exceeds $19,900,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from approximately $31,930,000 to $70,130,000, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) we have sent an affidavit prepared by our escrow agent to the states in which our units are registered stating that conditions (1) and (2) have been met and we have received consent to break escrow from those states, when required by the state.
     In addition to holding funds in one or more bank accounts, we will invest the escrow funds in short-term certificates of deposit issued by a bank and/or short-term securities issued by the United States government. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until [one year from date of effectiveness of this registration statement] or some earlier date, at our discretion. If we sell units for the aggregate minimum offering price of $19,900,000 prior to [one year from the effective date of this registration statement], we may demand and collect the balance of the purchase price payable on these units after [one year from the effective date of this registration statement]. We may terminate the offering prior to closing the offering in which event we will return your investment along with your portion of the total interest earned on the account, less your portion of escrow fees in a yet to be determined amount per investor, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

•	if we determine in our sole discretion to terminate the offering prior to [one year from effective date of this registration statement]; or

•	if we do not raise the $19,900,000 minimum aggregate offering amount by [one year from effective date of this registration statement].
     In the event the interest earned on your escrow account is insufficient to pay the escrow fees, we will be responsible for paying the difference so that you will receive no less than your initial investment. The escrow account may continue for up to one year after the effective date of this registration statement to allow us to collect the 90% balance due under the promissory notes.
     For its service as escrow agent, we will pay Union Bank and Trust Company an administration fee of $500. We will also reimburse Union Bank and Trust Company for expenses incurred in administering our escrow account. We will pay the escrow fees with the interest we earn on the escrow account. In the event we return the investments to the investors, we will pay the Union Bank and Trust Company a $100 fee for 1099 filings, plus a transaction fee of $10.00 per subscriber and a 1099 filing fee of $5.00 per subscriber.
Delivery of Unit Certificates
     If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS — Restrictive Legend on Membership Certificates.”
Summary of Promotional and Sales Material
     In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.
DESCRIPTION OF MEMBERSHIP UNITS
     We are offering one class of securities. If we accept your subscription agreement, you will be both a holder of units and a member of the limited liability company. As a unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings. If your membership in the company is terminated or if you transfer your units without the company’s approval, the role of unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.
Membership Units
     Ownership rights in us are evidenced by units. There is one class of membership units in E Energy Adams. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate
     We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:
The transferability of the units represented by this certificate is restricted. Such units may not be sold, assigned, or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such units for any purposes, unless and to the extent such sale, transfer, hypothecation or assignment is permitted by, and is completed in strict accordance with, applicable state and federal law and the terms and conditions set forth in the Operating Agreement.
The securities represented by this certificate may not be sold, offered for sale or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under applicable state securities laws.
Maximum Ownership Percentage
     Under our operating agreement, no member may own more than 40% of the total issued and outstanding units of E Energy Adams. The calculation of a 40% limitation includes the number of units owned by the investor and his or her spouse, children, parents, brothers and sisters and any units owned by any corporation, partnership or other entity in which the investor or his/her family members owns or controls a majority of the voting power. The maximum ownership percentage serves to delay or prevent a change in control of E Energy Adams.
Voting Limitations
     Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.
Separable Interests
     Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. Each member has the following rights:
•	To receive a share of our profits and losses;

•	To receive distributions of our assets, if and when declared by our directors;

•	To participate in the distribution of our assets in the event we are dissolved or liquidated;

•	To access information concerning our business and affairs at our place of business; and

•	To vote on matters coming before a vote of the members.
     Our operating agreement provides that if your membership is terminated, regardless of whether you transfer your units or we admit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.
     Unit holders who have only economic rights in our units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”
     If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of E Energy Adams, but not a member.
     If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a new member of E Energy Adams only if the transferee:
•	Agrees to be bound by our operating agreement;

•	Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	Delivers, upon our request, any evidence of the authority such person or entity has to become a member of E Energy Adams; and

•	Delivers, upon our request, any other materials needed to complete transferee’s transfer.
     The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.
Distributions
     Distributions are payable at the discretion of our board of directors, subject to the provisions of the Nebraska Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units. Nebraska law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution.
     Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.
     We do not expect to generate revenues until the proposed plant is operational. After operation of the proposed plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or other business expansion opportunities.
     We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:
•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.
Capital Accounts and Contributions
     The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.
Allocation of Profits and Losses
     Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.
Special Allocation Rules
     The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.
Restrictions on Transfers of Units
     The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.
     We have restricted the ability to transfer units to ensure that the Internal Revenue Service does not deem E Energy Adams to be a “publicly traded partnership” which results in corporate taxation. Under our operating agreement, no transfer may occur without the approval of the board of directors. Further, the board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:
•	Transfers by gift to the member’s spouse and/or descendants;

•	Transfers upon the death of a member;

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units; and

•	Transfer through a Qualified Matching Service.

     Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.
     The units are unsecured equity interests in E Energy Adams and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.
SUMMARY OF OUR OPERATING AGREEMENT
Binding Nature of the Agreement
     We will be governed primarily according to the provisions of our operating agreement and the Nebraska Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in E Energy Adams, you will be bound by the terms of this agreement. Its provisions may not be amended without the approval of the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.
Management
     The number of initial directors of E Energy Adams shall be a minimum of seven and a maximum of 15. Information about our current directors, their business experience, and their terms are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” Due to each of our current directors’ involvement with the formation, organization and development of the Company, our directors are not considered independent within the definition provided by NASAA. At the first annual or special meeting of the members following substantial completing of the ethanol plant, new directors will be elected. We expect to add independent directors at that time, but cannot guarantee such addition.. The number of directors shall be reduced and become fixed at nine. While the number of elected directors is fixed at nine, the actual size of the board will depend on how many directors may be appointed by members purchasing 200 or more units in this registered offering. The majority of our board must be elected at large by the members regardless of how many directors are appointed by members purchasing 200 or more of our units in this registered offering. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS” for information regarding the election of our directors beginning with the first annual meeting after the plant is substantially operational.
     Directors are elected by plurality vote of the members which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors.
     Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to E Energy Adams with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least 5% of our outstanding units.
     No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial completion of the plant.
     Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

     The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.
     According to our operating agreement, the directors may not take certain actions without the consent of the members. See “SUMMARY OF OUR OPERATING AGREEMENT – Members’ Meetings and Other Members’ Rights.”
Replacement of Directors
     See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a description of the staggering of the terms of our directors beginning with the first member meeting following substantial completion of the plant.
     Replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, nor less than 60 days prior to the annual meeting of our members.
Members’ Meetings and Other Members’ Rights
     There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.
     Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than five days in advance of such meetings.
     In order to take action at a meeting, members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our operating agreement or by the Nebraska Limited Liability Company Act. Our amended and restated operating agreement requires the vote of a greater number of units on the following matters:
•	the affirmative vote of a 75% majority in interest is necessary to dissolve, wind up and liquidate the Company;

•	a proposed amendment to the amended and restated operating agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum;

•	no amendment to the amended and restated operating agreement shall be approved without the consent of each member adversely affected if such amendment would modify the limited liability of a member, or alter the membership economic interest of a member.
     There are no other instances where the vote of a greater or lesser proportion or number is otherwise required by the Nebraska Limited Liability Company Act.
     Additionally, according to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:
•	cause or permit E Energy Adams to engage in any activity that is inconsistent with our purposes;

•	knowingly act in contravention or the amended and restated operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the amended and restated operating agreement;

•	possess our property or assign rights in specific company property other than for our purpose; or

•	cause us to voluntarily take any action that would cause our bankruptcy.
     In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause the company to:
•	merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•	confess a judgment against us in an amount in excess of $500,000;

•	issue units at a purchase price of less than $5,000 per unit;

•	issue more than 7,000 units; or

•	cause us to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates.
     For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members. However, we will only compute the allocation of profits and losses on the first day of each month. Therefore, for purposes of determining members entitled to receive payment of any distribution or allocation of profits or losses, all transfers will become effective the first day of the month following the transfer.
     Example:
The board of directors approves Mr. Smith’s transfer of 5 units to Mr. Jones on January 15. On January 15, Mr. Jones obtains the right to vote on issues coming before the members. However, Mr. Jones will not be entitled to any distributions or allocations of profit or losses until February 1.
Therefore, if the company declares a distribution on January 25, Mr. Smith will receive the distribution and allocation of profits (losses). However, if the company declares a distribution on or after February 1, Mr. Jones will be entitled to the distribution, and will also receive allocations of profits and losses for all allocations occurring on or after February 1.
     Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.
     We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.
Unit Transfer Restrictions
     A unit holder’s ability to transfer units is restricted under the operating agreement. Unit holders may not transfer their units prior to the time that our ethanol plant is substantially operational unless such transfer is:

•	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•	Made without consideration to or in trust for the investor’s descendants or spouse.
     Once we begin substantial operation of the proposed ethanol plant, investors may transfer their units to any person or organization only if the transfer meets certain conditions imposed by our operating agreement and the transfer:
•	has been approved by our directors in accordance with the terms of the operating agreement; or

•	is made to any other member or to any affiliate or related party of another member or the transferring member.
     Our operating agreement imposes the following conditions on transfers, all of which must be met prior to the board’s approval of a transfer:
•	The transferring member and the proposed recipient of the units must execute and deliver the necessary paperwork and documents to the company;

•	The transferring member and the proposed recipient must pay all reasonable costs and expenses incurred by the company in connection with the transfer;

•	The proposed recipient must provide us with his/her/its taxpayer identification number and other information reasonably required to permit us to file tax statements and returns;

•	The transferring member or proposed recipient must provide us with a legal opinion letter stating that the units are either registered under the Securities Act of 1933, or exempt from registration; and

•	The transferring member or proposed recipient must provide us with a legal opinion letter stating that the transfer will not cause the us to be an investment company under the Investment Company Act of 1940.
     To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. See DESCRIPTIONS OF MEMBERSHIP UNITS – Restrictions on Unit Transfers” for a description of the safe harbors.
     If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.
Amendments
     Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect a member’s economic interest or modify the liability of a member, without that member’s consent. The operating agreement defines economic interest as a member’s share of profits and losses, the right to receive distributions of the company’s assets and the right to information concerning the business and affairs of the company.
Dissolution
     Our operating agreement provides that a voluntary dissolution of E Energy Adams may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
     This section of the prospectus describes the material federal income tax consequences of your participation in E Energy Adams. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in E Energy Adams may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in E Energy Adams. Although we will furnish our unit holders with such information regarding E Energy Adams as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.
     The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), on existing Treasury Department regulations (“Regulations”), and on administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect us and a unit holder’s investment in us. Legislative or administrative changes and judicial decisions could modify or significantly change the statements expressed below about the federal income tax consequences of an investment in us. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.
     The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification as a partnership for federal income tax purposes, which means that as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated results nor an undertaking to defend any indicated result that should be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law..
     In the opinion attached as exhibit 8.1 to the registration statement, our tax counsel has also confirmed as correct their representation to us that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes causing investors to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.
     Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.
Partnership Status
     Our tax counsel has opined that we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury regulations, known as the “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.
     We will not elect to be taxed as a corporation and we will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.
     As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a “C corporation,” we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.
Publicly Traded Partnership Rules
     To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:
•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.
     Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our tax counsel, we will be subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.
     We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.
     We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:
•	In “private” transfers;

•	Pursuant to a qualified matching service; or

•	In limited amounts that satisfy a 2% test.
     Private transfers include, among others:
•	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•	“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.

     Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:
•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.
     In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.
     After we commence operations, we may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. In addition, we cannot set up a matching service without state approval; we will need to notify state securities commissioners and comply with state requirements if and when a matching service becomes available. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.
Tax Treatment of our Operation; Flow-Through Taxable Income and Loss; Use of Calendar Year
     We will pay no federal income tax. Our tax counsel has opined that investors, as unit holders, will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.
     Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.
     However, pursuant to Section 444 of the Internal Revenue Code, we may make a special election to adopt a non-calendar year fiscal year if the proposed non-calendar year fiscal year does not defer income by more than three months. In addition, in order to make a Section 444 election we must deposit deferred taxes pursuant to Section

7519 of the Internal Revenue Code. However, a Section 444 special election may not be claimed if more than 5% of our outstanding units are held by “pass-through” entities. Therefore, although we intend to make a Section 444 special election and adopt a non-calendar year fiscal year, we may be required to adopt the calendar year as our taxable year.
Tax Consequences to Our Unit Holders
     As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our 2005 taxable income or loss on his or her 2005 income tax return. A unit holder with a June 30 fiscal year will report his share of our 2005 taxable income or loss on his income tax return for the fiscal year ending June 30, 2006. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.
Tax Treatment of Distributions
     Distributions made by us to a unit holder will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.
Initial Tax Basis of Units and Periodic Basis Adjustments
     Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $10,000.
     An investor’s’ initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.
     The basis of an investor’s units will be decreased, but not below zero, by:
•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of certain items of Company debt.
     The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:
•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.
     Except in the case of a taxable sale of a unit or E Energy Adams’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue

Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.
Tax Credits to Unit Holders
Small Ethanol Producer Tax Credit
     The Energy Policy Act of 2005 expands who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10-cents-per-gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. Because we expect to be classified as a partnership for tax purposes, we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. If our production exceeds production limits of 60 million gallons a year, we will be ineligible for the credit.
     Under current law, the small ethanol producer tax credit is a “passive” credit. This means that unit holders will be able to utilize the tax credits only to reduce the tax on passive activity income. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS – Passive Activity Income.” Although we would generate passive income for our unit holders, there can be no assurance when, if ever, we will generate passive income allowing the use of credits. Further, each unit holder may have other sources of passive activity income or loss that will affect the ability to utilize the credits. Unused credits may be carried forward to offset tax on passive activity income in future years.
     Historically, the small ethanol producer tax credit did not apply to reduce the alternative minimum tax, “AMT.” As a result, although the tax credit would otherwise apply, certain unit holders did not realize the full benefit of the tax credit due to the application of the AMT. The American Jobs Creation Act of 2004 changed the tax law for tax years beginning after December 31, 2004, to allow the credit to reduce the AMT.
     The small ethanol producer tax credit originally scheduled to expire in 2007 has been extended through 2010. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2010.
Deductibility of Losses; At-Risk and Passive Loss Limitations
     Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:
•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.
Passive Activity Income
     If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.
Alternative Minimum Tax
     Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in E Energy Adams on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.
Allocations of Income and Losses
     Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.
Tax Consequences Upon Disposition of Units
     Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.

     Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Internal Revenue Code Section 751(c) to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those members that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our company.
Effect of Tax Code Section 754 Election on Unit Transfers
     The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.
     A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.
     If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.
     Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.
     Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.
Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind
     Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.
Reporting Requirements
     The IRS requires a taxpayer who sells or exchanges a membership unit to notify the Company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year.

Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is more likely than not that a transfer of a Company membership unit will constitute a Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.
Tax Information to Members
     We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.
Audit of Income Tax Returns
     The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.
     Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.
     Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.
     The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. Currently, Jack L. Alderman is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties
     If we incorrectly report an investor’s distributive share of our net income, it may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.
     Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.
     The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.
State and Local Taxes
     In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.
LEGAL MATTERS
     The validity of the issuance of the units offered and the validity of the disclosure relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
     E Energy Adams is not a party to any pending legal proceedings.
EXPERTS
     Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent registered public accounting firm, has audited our financial statements at September 30, 2005, as set forth in their report appearing in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co., P.L.L.P., given on their authority as experts in accounting and auditing.
     PRX Geographic, Inc. and Holbrook Consulting Services, LLC prepared a feasibility study dated April 2005 and we have included information from the feasibility study in this prospectus and registration statement.
TRANSFER AGENT
     We will serve as our transfer agent and registrar.
ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
     As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.
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E ENERGY ADAMS, LLC
(A Development Stage Company)
Balance Sheet

December 31,
ASSETS	2005
(Unaudited)

Current Assets
Cash and equivalents	$451,754
Prepaid and other	37,645

Total current assets	489,399

Property and Equipment
Computers and office equipment	4,251
Leasehold Improvements	3,000

Total property and equipment	7,251
Less accumulated depreciation	978

Net property and equipment	6,273

Other Assets
Land options	8,000
Deferred offering costs	157,914

Total other assets	165,914

Total Assets	$661,586

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$92,563

Commitments and Contingencies

Members’ Equity

Member contributions, net of costs related to capital contributions, 194 units outstanding at December 31, 2005	952,808
Deficit accumulated during development stage	(383,785)

Total members’ equity	569,023

Total Liabilities and Members’ Equity	$661,586

Notes to Financial Statements are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Statement of Operations

	Three Months	From Inception
	Ended	(March 25, 2005)
	December 31,	to December 31,
	2005	2005
	(Unaudited)	(Unaudited)
Revenues	$—	$—

Operating Expenses

Professional and consulting fees	104,056	261,655
General and administrative	74,106	138,319

Total operating expenses	178,162	399,974

Operating Loss	(178,162)	(399,974)

Other Income (Expense)
Other Income	—	5,000
Interest income	4,228	11,189

Total other income	4,228	16,189

Net Loss	$(173,934)	$(383,785)

Weighted Average Units Outstanding	194	157

Net Loss Per Unit	$(896.57)	$(2,444.49)

Notes to Financial Statements are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Statement of Changes in Members’ Equity

	Member	Deficit
	Contributions	Accumulated
	(Unaudited)	(Unaudited)
Balance — Inception March 25, 2005	$—	$—

Capital contributions - 80 units, $5,000 per unit, April 30, 2005	400,000

Capital contributions - 114 units, $5,000 per unit, May 31, 2005	570,000

Cost of raising capital	(17,192)

Net loss for the period ended September 30, 2005		(209,851)

Balance — September 30, 2005	952,808	(209,851)

Net loss for the three months ended December 31, 2005		(173,934)

Balance — December 31, 2005	$952,808	$(383,785)

Notes to Financial Statement are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Statement of Cash Flows

	Three Months	From Inception
	Ended	(March 25, 2005)
	December 31,	to December 31
	2005	2005
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(173,934)	$(383,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	565	978
Assignment of land option	—	(5,000)
Changes in assets and liabilities
Prepaid and other expenses	(24,624)	(37,645)
Accounts payable	(17,286)	87,811

Net cash used in operating activities	(215,279)	(337,641)

Cash Flows from Investing Activities
Capital expenditures	(798)	(7,251)
Payment for land options	(1,000)	(3,000)

Net cash used in investing activities	(1,798)	(10,251)

Cash Flows from Financing Activities
Member contributions	—	970,000
Payments for cost of raising capital	—	(17,192)
Payments for deferred offering costs	(68,222)	(153,162)

Net cash (used in) provided by financing activities	(68,222)	799,646

Net Increase (Decrease) in Cash and Equivalents	(285,299)	451,754

Cash and Equivalents – Beginning of Period	737,053	—

Cash and Equivalents – End of Period	$451,754	$451,754

Supplemental Disclosure of Non-Cash Financing Activities
Deferred offering costs in accounts payable	$4,752	$4,752

Notes to Financial Statements are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements (unaudited)
December 31, 2005
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
In the opinion of management, the interim financial statements reflect all adjustments considered necessary for fair presentation. The adjustments made to these statements consist only of normal recurring adjustments.
Nature of Business
E Energy Adams, LLC, (a Nebraska Limited Liability Company) was organized with the intentions of developing, owning and operating a 50 million gallon dry mill corn-processing ethanol plant in Gage County, Nebraska. Construction is anticipated to begin in 2006 with expected completion in summer of 2007. As of December 31, 2005, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Fiscal Reporting Period
The Company has adopted a fiscal year ending September 30 for reporting financial operations.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.
Cash
The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash and cash equivalents balances, which include cash invested in money market funds, may exceed amounts insured by the Federal Deposit Insurance Corporation. At December 31, 2005, cash invested in money market funds totaled approximately $400,000, which is uninsured.
Property and Equipment
Property and equipment is stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated useful life by use of the straight line depreciation method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.
Income Taxes
E Energy Adams, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements (unaudited)
December 31, 2005
Fair Value of Financial Instruments
The carrying value of cash approximates the fair value.
Recently Issued Accounting Pronouncements
Management has reviewed recently issued accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
2. DEVELOPMENT STAGE ENTERPRISE
The Company was formed on March 25, 2005 to have a perpetual life. The Company was initially capitalized by a member who contributed $400,000 for 80 membership units. Additionally, the Company was further capitalized by 25 additional members, contributing an aggregate of $570,000 for 114 units. These contributions were pursuant to a private placement memorandum in which the Company offered a maximum of 200 units of securities at a cost of $5,000 per unit for a maximum of $1,000,000. Each investor was required to purchase a minimum of two units for a minimum investment of $10,000 and increments of one unit thereafter. This offering was closed and the units were issued May 31, 2005.
Income and losses are allocated to all members based upon their respective percentage of units held. See Note 3 for further discussion of members’ equity.
3. MEMBERS’ EQUITY
The Company has filed Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is for a minimum of 1,990 and up to 5,810 membership units for sale at $10,000 per unit. The minimum purchase requirement is two units for a minimum investment of $20,000. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Investments will be held in escrow until the earliest of the receipt of $19,900,000 or more in cash proceeds and a written debt financing commitment for an amount ranging from approximately $31,930,000 to $70,130,000, one year from the effective date of the registration statement or termination of the offering.
4. COMMITMENTS AND CONTINGENCIES
Design build letter of intent
The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $91,000,000. The Company has signed a letter of intent with a contractor, an unrelated party, to design and build the ethanol plant at a total contract price of approximately $65,526,000. The letter of intent shall terminate on December 31, 2007 unless the basic size and design of the facility have been agreed upon, a specific site or sites have been determined and agreed upon, and at least 10% of the necessary equity has been raised. Further, the letter of intent terminates at December 31, 2008 unless financing for the facility has been secured. Either of the termination dates may be extended upon mutual written agreement. Either of the termination dates may be extended upon mutual written agreement. If the Construction Cost Index “CCI” (as defined in the letter of intent) for the month notice to proceed with the project is given has increased over the CCI for January, 2006, the contract price will be increased by an equal percentage amount. An employee of the contractor is a member and director of the Company.
Land contracts

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements (unaudited)
December 31, 2005
In February 2005, the Gage County Economic Development Corporation entered into an option to purchase approximately 172 acres of land. This option was entered into to enable the Gage County Economic Development Corporation to seek a developer to construct an ethanol fuel plant on this site. The Economic Development Corporation paid a non refundable option deposit of $5,000. The total purchase price of the land is $800,000 in the event the option is exercised on or before February 28, 2007. The total purchase price will increase an additional 4% increase for inflation calculated on an annual basis from March 1, 2005 through date of closing in the event the option is exercised with a closing date on or after March 1, 2007. The initial term of the option shall expire on February 28, 2008. On July 19, 2005, the Gage County Economic Development Corporation signed over all of its right, title and interest in this option agreement for this site to the Company. The Company recorded $5,000 of other income and a corresponding asset upon assignment of this option.
In July 2005, the Company entered into two contracts with an unrelated party to have the option to purchase approximately 15 acres and 7 acres of land in Gage County Nebraska for $5,000 per acre. These parcels are adjacent to the aforementioned 172 acres and may provide additional rail access to the property. The Company paid a non-refundable option deposit of $1,000 for each option which is to be applied to the purchase price of the properties. The option shall remain in effect for a period of two years from the effective date of this agreement.
In October 2005, the Company entered into an option to purchase approximately one acre of land in Gage County for the purchase price of $5,000. The Company paid a non-refundable option deposit of $1,000 which will be applied towards the purchase price of the property. The option shall remain in effect for two full years from the effective date of the agreement.
Consulting contracts
In April 2005, the Company entered into an agreement with an unrelated party to develop a business plan. The fee for this service will be billed on a per hour basis with reimbursement for travel and out of pocket expenses.
In May 2005, the Company entered into a consulting agreement with a related party to provide services relating to contract negotiation, marketing, and the securing of debt financing. The Company will pay the consultant a one-time fee of $25,000 and $300 per day, not to exceed $1,500 per week commencing on the effective date of this agreement. Additionally, the Company will pay a one-time bonus of $250,000, less all amounts previously paid to the consultant which includes the one-time fee, weekly compensation and reimbursed expenses, upon the Company raising the amount of equity required by a prospective lender to secure a loan adequate to finance the Company’s business plan, successful execution of a definitive debt financing agreement of a binding commitment for debt financing and the loan transaction contemplated by such commitment closes and is funded. The agreement has no term, but may be terminated at any time by either party upon fourteen days notice. The consultant is a member and director of the Company as well as engaged as a consultant for the Company’s general contractor. As of December 31, 2005 the Company has incurred approximately $43,500 of these costs of which $7,500 is included in accounts payable.
In May 2005, the Company entered into an agreement with a related party to provide organizational and development services for $1,000 per month. The term of this agreement shall terminate upon the earlier of any of the following – the date the ethanol plant first begins producing ethanol for sale, upon dissolution, bankruptcy or insolvency of the Company, upon the related party’s voluntary resignation as a member of the board, or upon two week written notice of intent to terminate by either party.
In June 2005, the Company entered into an agreement with a related party to provide organizational and development services. The Company is to pay a development fee equal to $250,000 on the date upon which the Company first generates net income. The Company is to also reimburse the related party for expenses incurred in the performance of his duties. The term of this agreement shall terminate upon the earlier of any of the following –

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements (unaudited)
December 31, 2005
payment in full of the development fee, upon the dissolution, bankruptcy, or insolvency of the Company, the related party’s voluntary resignation as a member of the board, or by mutual written agreement of the parties.
In June 2005, the Company entered into an agreement with an unrelated party for engineering services for spur track design. The cost of these services will be on an hourly rate according to the service being provided.
In July 2005, the Company executed a rental lease agreement with an unrelated party for office space. The Company is to pay $300 per month plus $60 per month for utilities for the term of two years. The Company is also required to pay a one time non refundable payment of $3,000 payable at the inception of lease to be used for office renovation. The Company paid the non-refundable payment on June 27, 2005. The lease may be terminated by the Company at any time by giving 30 days advance notice of the termination date.
In August 2005, the Company entered into an agreement with an unrelated party to assist the Company in obtaining necessary water discharge permits. The Company will pay for these services on an hourly basis plus reimbursable expenses.
In August 2005, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The agreement commenced on August 1, 2005 and will continue until twenty-four months after the plant’s completion date. The fee for services during the construction period is $15,000, plus pre-approved travel expenses. The fee for ongoing services upon plant completion is $2,900 per month plus pre-approved travel expenses. The Company may defer payment until the financing for the plant has been secured. The agreement may be terminated by either party effective after the initial term upon sixty days prior written notice.
In August 2005, the Company entered into an agreement with an unrelated party for assistance in obtaining environmental permits. The fee for these services will be at an hourly rate, plus reimbursement for materials, travel and subcontractors’ fees. The Company can terminate the agreement upon thirty days written advance notice. The consultant can terminate the agreement upon seven days written notice upon the Company’s failure to perform in accordance with the agreement. As of December 31, 2005, the Company has incurred expenses of approximately $7,000, all of which is included in accounts payable.
In October 2005, the Company entered into an agreement with an unrelated party for professional services for a Geotechnical Investigation and Survey Staking project. The cost of these services is approximately $28,000 and $1,900 respectively, plus reimbursable expenses. As of December 31, 2005, a total of approximately $17,000 has been incurred under this contract, all of which is included in accounts payable.
5. SUBSEQUENT EVENTS
In January 2006, the Company entered into an agreement with an unrelated party, for Phase I and Phase II engineering services, which are included in and credited to the Design-Build Agreement’s contract price. The Company will reimburse the contractor for agreed upon subcontractors’ fees and other reimbursable expenses. Either party may terminate this agreement upon twenty days written notice if the non-terminating party has defaulted through no fault of the terminating party or if the Company abandons development of the plant. In such event, the Company would be obligated for any services rendered and any reimbursable expenses.
In February 2006, the Company entered into a preliminary proposal with a lender for the construction financing. The amount of credit being offered in this proposal is the lesser of $49,500,000 or 65% of total project appraised value, which will include a $35,000,000 term loan and a $14,500,000 revolving term loan and an annually renewable revolving seasonal commitment in an amount up to $3,000,000. A $25,000 down payment was submitted toward origination fees.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements (unaudited)
December 31, 2005
The Company entered into an option agreement dated December 2005, effective February 2006, to purchase approximately .19 acres of land in Gage County for the purchase price of $10,000. The Company will pay a non-refundable option deposit of $250, which will be applied towards the purchase price of the property. The option shall remain in effect for two full years from the effective date of the agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
E Energy Adams, LLC
Adams, Nebraska
We have audited the accompanying balance sheet of E Energy Adams, LLC (a development stage company), as of September 30, 2005, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (March 25, 2005) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E Energy Adams, LLC, (a development stage company) as of September 30, 2005, and the results of its operations and its cash flows for the period from inception (March 25, 2005) to September 30, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ Boulay, Heutmaker, Zibell & Co., P.L.L.P.
Certified Public Accountants
Minneapolis, Minnesota
November 18, 2005, except for
the third paragraph of Note 5, as
to which the date is March 28, 2006.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Balance Sheet

September 30,
2005
ASSETS
Current Assets
Cash	$737,053
Prepaid and other expenses	13,021

Total current assets	750,074

Property and Equipment
Computers and office equipment	3,453
Leasehold improvements	3,000
Less accumulated depreciation	413

Net property and equipment	6,040

Other Assets
Deferred offering costs	84,940
Land options	7,000

91,940

Total Assets	$848,054

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$105,097

Total current liabilities	105,097

Commitments and Contingencies

Members’ Equity
Member contributions, net of costs related to capital contributions, 194 units outstanding at September 30, 2005	952,808
Deficit accumulated during development stage	(209,851)

Total members’ equity	742,957

Total Liabilities and Members’ Equity	$848,054

Notes to Financial Statements are an integreal part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Statement of Operations

From Inception
(March 25, 2005)
to September 30, 2005
Revenues	$—

Operating Expenses
Professional fees	128,468
Project coordinator	23,531
General and administrative	69,813

Total	221,812

Operating Loss	(221,812)

Other Income (Expense)
Other income	5,000
Interest income	6,961

Total	11,961

Net Loss	$(209,851)

Net Loss Per Unit (138 weighted average units outstanding)	$(1,521)

Notes to Financial Statements are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Period from March 25, 2005 (Date of Inception) to September 30, 2005
Statement of Changes in Members’ Equity

Balance — March 25, 2005	$—

Capital contributions - 80 units, $5,000 per unit, April 30, 2005	400,000

Capital contributions - 114 units, $5,000 per unit, May 31, 2005	570,000

Cost of raising capital	(17,192)

Net loss from inception to September 30, 2005	(209,851)

Balance — September 30, 2005	$742,957

Notes to Financial Statements are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Statement of Cash Flows

From Inception
(March 25, 2005)
to September 30, 2005
Cash Flows from Operating Activities
Net loss	$(209,851)
Adjustments to reconcile net loss to net cash from
Depreciation	413
Assignment of land option	(5,000)
Change in assets and liabilities
Prepaid and other expenses	(13,021)
Accounts payable	43,577

Net cash used in operating activities	(183,882)

Cash Flows from Investing Activities
Payment for land options	(2,000)
Capital expenditures	(6,453)

Net cash used in investing activities	(8,453)

Cash Flows from Financing Activities
Member contributions	970,000
Payments for deferred offering costs	(23,420)
Costs related to capital contributions	(17,192)

Net cash provided by financing activities	929,388

Net Increase in Cash	737,053

Cash – Beginning of Period	—

Cash – End of Period	$737,053

Supplemental Disclosure of Noncash Investing and Financing Activities

Assignment of land option	$5,000

Deferred offering costs included in accounts payable	$61,520

Notes to Financial Statements are an integral part of this Statement.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
E Energy Adams, LLC, (a Nebraska Limited Liability Company) was organized with the intentions of developing, owning and operating a 50 million gallon dry mill corn-processing ethanol plant in Gage County, Nebraska. Construction is anticipated to begin in 2006 with expected completion in autumn of 2007. As of September 30, 2005, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.
Fiscal Reporting Period
The Company has adopted a fiscal year ending September 30 for reporting financial operations.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.
Cash
The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash and cash equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation.
Property and Equipment
Property and equipment is stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated useful life by use of the straight line depreciation method. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.
Income Taxes
E Energy Adams, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
Fair Value of Financial Instruments
The carrying value of cash approximates the fair value.
Recently Issued Accounting Pronouncements
Management has reviewed recently issued accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
2. DEVELOPMENT STAGE ENTERPRISE
The Company was formed on March 25, 2005 to have a perpetual life. The Company was initially capitalized by a member who contributed $400,000 for 80 membership units. Additionally, the Company was further capitalized by 25 additional members, contributing an aggregate of $570,000 for 114 units. These contributions were pursuant to a private placement memorandum in which the Company offered a maximum of 200 units of securities at a cost of $5,000 per unit for a maximum of $1,000,000. Each investor was required to purchase a minimum of two units for a minimum investment of $10,000 and increments of one unit thereafter. This offering was closed and the units were issued May 31, 2005.
Income and losses are allocated to all members based upon their respective percentage of units held. See Note 3 for further discussion of members’ equity.
3. MEMBERS’ EQUITY
The Company has filed Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is for a minimum of 1,990 and up to 5,810 membership units for sale at $10,000 per unit. The minimum purchase requirement is two units for a minimum investment of $20,000. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Investments will be held in escrow until the earliest of the receipt of $19,900,000 or more in cash proceeds and a written debt financing commitment for an amount ranging from approximately $23,930,000 to $62,130,000, one year from the effective date of the registration statement or termination of the offering.
4. COMMITMENTS AND CONTINGENCIES
Design build letter of intent
The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $83,000,000. The Company has signed a letter of intent with a contractor, an unrelated party, to design and build the ethanol plant at a total contract price of approximately $58,884,000. The letter of intent shall terminate on March 31, 2006 unless the basic size and design of the facility have been agreed upon, a specific site or sites have been determined and agreed upon, and at least 10% of the necessary equity has been raised. Further, the letter of intent terminates at March 31, 2007 unless financing for the facility has been secured. Either of the termination dates may be extended upon mutual written agreement. An employee of the contractor is a member and director of the Company.
Land contracts
In February 2005, the Gage County Economic Development Corporation entered into an option to purchase approximately 172 acres of land. This option was entered into to enable the Gage County Economic Development Corporation to seek a developer to construct an ethanol fuel plant on this site. The Economic Development Corporation paid a non refundable option deposit of $5,000. The total purchase price of the land is $800,000 in the

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
event the option is exercised on or before February 28, 2007. The total purchase price will increase an additional 4% increase for inflation calculated on an annual basis from March 1, 2005 through date of closing in the event the option is exercised with a closing date on or after March 1, 2007. The initial term of the option shall expire on February 28, 2008. On July 19, 2005, the Gage County Economic Development Corporation signed over all of its right, title and interest in this option agreement for this site to the Company. The Company recorded $5,000 of other income and a corresponding asset upon assignment of this option.
In July 2005, the Company entered into two contracts with an unrelated party to have the option to purchase approximately 15 acres and 7 acres of land in Gage County Nebraska for $5,000 per acre. These parcels are adjacent to the aforementioned 172 acres and may provide additional rail access to the property. The Company paid a non-refundable option deposit of $1,000 for each option which is to be applied to the purchase price of the properties. The option shall remain in effect for a period of two years from the effective date of this agreement.
Consulting contracts
In April 2005, the Company entered into an agreement with an unrelated party to develop a business plan. The fee for this service will be billed on a per hour basis with reimbursement for travel and out of pocket expenses.
In May 2005, the Company entered into a consulting agreement with a related party to provide services relating to contract negotiation, marketing, and the securing of debt financing. The Company will pay the consultant a one-time fee of $25,000 and $300 per day, not to exceed $1,500 per week commencing on the effective date of this agreement. Additionally, the Company will pay a one-time bonus of $250,000, less all amounts previously paid to the consultant which includes the one-time fee, weekly compensation and reimbursed expenses, upon the Company raising the amount of equity required by a prospective lender to secure a loan adequate to finance the Company’s business plan, successful execution of a definitive debt financing agreement of a binding commitment for debt financing and the loan transaction contemplated by such commitment closes and is funded. The agreement has no term, but may be terminated at any time by either party upon fourteen days notice. The consultant is a member and director of the Company as well as engaged as a consultant for the Company’s general contractor. As of September 30, 2005 the Company has incurred approximately $36,000 of these costs of which $2,600 is included in accounts payable.
In May 2005, the Company entered into an agreement with a related party to provide organizational and development services for $1,000 per month. The term of this agreement shall terminate upon the earlier of any of the following – the date the ethanol plant first begins producing ethanol for sale, upon dissolution, bankruptcy or insolvency of the Company, upon the related party’s voluntary resignation as a member of the board, or upon two week written notice of intent to terminate by either party.
In June 2005, the Company entered into an agreement with a related party to provide organizational and development services. The Company is to pay a development fee equal to $250,000 on the date upon which the ethanol Plant first generates net income. The Company is to also reimburse the related party for expenses incurred in the performance of his duties. The term of this agreement shall terminate upon the earlier of any of the following – payment in full of the development fee, upon the dissolution, bankruptcy, or insolvency of the Company, the related party’s voluntary resignation as a member of the board, or by mutual written agreement of the parties.
In June 2005, the Company entered into an agreement with an unrelated party for engineering services for spur track design. The cost of these services will be on an hourly rate according to the service being provided.
In July 2005, the Company executed a rental lease agreement with an unrelated party for office space. The Company is to pay $300 per month plus $60 per month for utilities for the term of two years. The Company is also required to pay a one time non refundable payment of $3,000 payable at the inception of lease to be used for office renovation. The Company paid the non-refundable payment on June 27, 2005. The lease may be terminated by the Company at any time by giving 30 days advance notice of the termination date.

E ENERGY ADAMS, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
In August 2005, the Company entered into an agreement with an unrelated party to assist the Company in obtaining necessary water discharge permits. The Company will pay for these services on an hourly basis plus reimbursable expenses.
In August 2005, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The agreement commenced on August 1, 2005 and will continue until twenty-four months after the plant’s completion date. The fee for services during the construction period is $15,000, plus pre-approved travel expenses. The fee for ongoing services upon plant completion is $2,900 per month plus pre-approved travel expenses. The Company may defer payment until the financing for the plant has been secured. The agreement may be terminated by either party effective after the initial term upon sixty days prior written notice.
5. SUBSEQUENT EVENTS
In October 2005, the Company entered into an agreement with an unrelated party for professional services for a Geotechnical Investigation and Survey/Mapping project. The cost of these services will be a lump sum fee in the amount of $22,950, plus reimbursable expenses.
In October 2005, the Company entered into an option to purchase approximately one acre of land in Gage County for the purchase price $5,000. The Company will pay a non-refundable option deposit of $1,000 which will be applied towards the purchase price of the property. The option shall remain in effect for two full years from the effective date of the agreement.
On March 28, 2006, the Company amended the letter of intent with their contractor, increasing the total contract price to approximately $65,526,000. As a result, the total cost of the project is expected to approximate $91,000,000 and the necessary written debt financing commitment increased to an amount ranging from approximately $31,390,000 to $70,130,000.

ARTICLES OF ORGANIZATION
OF
E ENERGY ADAMS, LLC
     Pursuant to the Nebraska Limited Liability Company Act, we, the undersigned, do hereby adopt the following Articles of Organization for the purpose of forming a Nebraska limited liability company:
ARTICLE I
NAME
     The name of this limited liability company is E Energy Adams, LLC (the “Company”).
ARTICLE II
BUSINESS PURPOSE
     The Company is organized to perform any and all lawful acts pertaining to the management of any lawful business as well as to engage in and to do any lawful act concerning any and all lawful business for which a Limited Liability Company may be organized under the Nebraska Limited Liability Company Act and any amendments thereto.
     The Company shall primarily engage in the development, construction and operation of an ethanol production facility. However, the Company shall not be limited to this scope.
ARTICLE III
PRINCIPAL PLACE OF BUSINESS
     The Company’s principal place of business is located at: 849 Main Street, Adams, Nebraska 68301.
ARTICLE IV
REGISTERED AGENT
     The Company shall continuously maintain an agent in the State of Nebraska for service of process who is an individual residing in said state. The name and address of the initial registered agent shall be: Henry Max Gramann, 849 Main Street, Adams, Nebraska 68301.
ARTICLE V
CONTRIBUTIONS, CAPITAL, AND VALUE
     The total amount of cash contributed to the stated capital of the Company is $1.00. The Company has $1.00 of capital or contributed cash.
     No Member shall be obligated to make any contribution to the Company except those specifically set forth in the Operating Agreement adopted by the Members of the Company.
ARTICLE VI
MEMBERSHIP
     The Company shall accept the application of new members pursuant to the terms and conditions set forth in the Operating Agreement.

A-1

ARTICLE VII
MANAGEMENT
     The Company’s business and affairs shall be managed by a Board of Directors. For purposes of the Act, the Board of Directors shall be deemed to be the board of managers of the Company, and each director shall be deemed to be a manager. The name and address of the initial Director is as follows:

NAME	ADDRESS
Jack L. Alderman	105 East Veterans Street
Tomah, WI 54660
     Each director shall serve until such time as specified by the Operating Agreement.
ARTICLE VIII
SIGNATURES
     IN WITNESS THEREOF, the undersigned has executed these Articles of Organization as of this 25 day of March, 2005.

/s/ Jack L. Alderman
Jack L. Alderman, Organizer

A-2

OPERATING AGREEMENT
OF
E ENERGY ADAMS, LLC
Dated April 25, 2005

E ENERGY ADAMS, LLC
OPERATING AGREEMENT

OPERATING AGREEMENT
OF
E ENERGY ADAMS, LLC
     THIS OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the 25th day of April, 2005, by and among E Energy Adams, LLC, a Nebraska limited liability company (the “Company”), each of the Persons (as hereinafter defined) who are identified as Members on the attached Exhibit “A” and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.9.
     WHEREAS, the Company’s organizers caused to be filed with the State of Nebraska, Articles of Organization dated March 25, 2005, pursuant to the Nebraska Limited Liability Company Act (the “Act”); and
     WHEREAS, the Members desire to adopt this Operating Agreement to set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as a Nebraska limited liability company by filing Articles of Organization with the Nebraska Secretary of State on March 31, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “E Energy Adams, LLC” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are: (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Nebraska; (ii) to engage in the processing of corn, grains and other feedstock into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which a Nebraska limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.
1.4 Principal Place of Business. The Company shall continuously maintain an office in Nebraska. The principal office of the Company shall be at 649 Main Street, Adams, NE 68301, or elsewhere in the State of Nebraska as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.
1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Nebraska Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property (as hereinafter defined) in his/her/its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective

Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.7 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.8 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in such Director’s discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or its Affiliates, acting on its own behalf, from engaging in whatever activities it chooses, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member; or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.
1.9 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Nebraska Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any officer, director, general partner, member or trustee of such Person; or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.
     (d) “Agreement” means this Operating Agreement of E Energy Adams, LLC, as amended from time to time.
     (e) “Articles” means the Articles of Organization of the Company filed with the Nebraska Secretary of State, as same may be amended from time to time.
     (f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
     (g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

     (h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.
     (i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) “Company” means E Energy Adams, LLC, a Nebraska limited liability company.
     (k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (n) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
     (p) “Effective Date” means April 25, 2005.
     (q) “Facilities” shall mean the ethanol production and co-product production facilities in Nebraska or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Company’s business plan.
     (r) “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
     (s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (u) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
     (v) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
     (w) “Liquidator” has the meaning set forth in Section 10.8 hereof.
     (x) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
     (y) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
     (z) “Members” means all such Members.
     (aa) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (bb) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
     (cc) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
     (dd) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
     (ee) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

     (ff) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (gg) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (hh) “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.
     (ii) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
     (jj) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
     (kk) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (ll) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
     (mm) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (nn) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
     (oo) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (pp) “Securities Act” means the Securities Act of 1933, as amended.

     (qq) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
     (rr) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.
     (ss) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
     (tt) “Units” or “Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
     (uu) “Unit Holders” means all Unit Holders.
     (vv) “Unit Holder” means the owner of one or more Units.
     (ww) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (xx) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (yy) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after to the Effective Date.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause the Membership Register as maintained by the Company at its principal office and incorporated herein by this reference, to be appropriately amended and such amendments shall not be considered amendments to this Agreement for purposes of Section 8.1 hereof.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
     (b) To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii)

such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit

Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
     (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.
SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan, credit or any other debt financing agreements with the Company’s lenders and creditors from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by its Members. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.
5.2 Number of Total Directors. The total number of initial Directors of the Company shall be a minimum of seven (7) and a maximum of fifteen (15) subject to the number of Directors appointed pursuant to Section 5.3(c). At the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of elected Directors shall be reduced and become fixed at nine (9). The total number of Directors shall depend upon the number of Directors appointed pursuant to Section 5.3(c) in relation to the required number of elected Directors necessary to maintain a majority of elected Directors on the Board. Subject to the election and appointment of Directors pursuant to the terms of this Operating Agreement, the Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot). However, the relative ratio of the number of elected Directors to appointed Directors shall always result in a majority of elected Directors.
5.3 Election of Directors.
     (a) Election of Directors and Terms. The initial Directors shall be appointed by the initial Members and shall include the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve until the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. In accordance with Section 5.2, at the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, the number of directors shall be reduced and become fixed at nine (9). If this reduction in the number of Directors requires the removal of any Director, Jack L. Alderman shall not be included in the Directors removed at that time. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified; provided however, that any Member who is authorized to appoint a Director pursuant to Section 5.3(c) shall not be entitled to vote for the election of any other Directors that the Members are entitled to elect, and the Units held by such Member shall not be included in determining a majority of the Membership Voting Interests for purposes of electing Directors. Prior to the expiration of their initial terms, the initial Directors shall conduct a lottery to separately identify the Director positions to be elected and so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. Notwithstanding the foregoing, Jack L. Alderman shall be classified in Group III. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). Except for the special right of appointment of certain Directors as provided in subsection (c) hereof, Directors shall be elected by a plurality vote of the Members so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.
     (b) Nominations for Directors. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors.

However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth:
(i)	the name and address of record of the Member who intends to make the nomination;

(ii)	a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)	a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Members;

(v)	such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)	a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.
     (c) Special Right of Appointment of Directors for Certain Members. Commencing with the first annual or special meeting of the Members following Financial Closing, each Member who holds two hundred (200) or more Units, all of which were purchased by such Member from the Company during the Company’s initial publicly registered offering (“Appointing Members”), shall be entitled to appoint one (1) Director, so long as the Appointing Member is the holder of two hundred (200) or more Units. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this section. Only Members who acquire two hundred (200) or more Units from the Company in its initial registered offering are granted appointment rights hereunder. Accordingly, any Member who subsequently acquires two hundred (200) or more Units other than by acquisition from the Company in its initial registered offering, shall not be entitled to appoint any Directors, regardless of the number of Units held by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by a Member falls below the threshold of 200 Units, the term of any Director appointed by such Member shall terminate, the seat will dissolve, and the Member shall elect Directors collectively with the other Members in accordance with Section 5.3(a).
5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons appointed by affirmative vote of a majority of the Directors present. A majority of the committee members shall be Directors but not every committee member is required to be a Director. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of the Directors, and vacancies in the membership thereof shall be filled by the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
     (a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
     (b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;
     (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;
     (g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;
     (h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;
     (i) Contract on behalf of the Company for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

     (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;
     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and
     (o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7 Restrictions on Authority of Directors.
     (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.
     (b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:
(i)	Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units at a purchase price of less than $5,000 per Unit;

(iv)	Issue more than an aggregate of 7,000 Units; and

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors that are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by the number of votes necessary to constitute Member action pursuant to Section 6.10 herein.
5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a super majority of seventy-five percent (75%) of all Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the elected Directors and fifty percent (50%) of the Directors appointed pursuant to Section 5.3(c) of this Agreement authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement.
5.11 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed to the Board of Directors on behalf of the Company at the time of such vote.
5.12 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Nebraska and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefore; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.16 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or person authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolutions(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.
5.20 Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director, or any Affiliate of a Director, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on the Membership Register as maintained by the Company at its principal office and by this reference is incorporated herein.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement. Upon the admission of a Member the Directors shall cause the Membership Register to be appropriately amended. Such amendments shall not be considered amendments pursuant to Section 8.1 of this Agreement and will not require Member action for purposes of Section 8.1.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting.

Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least twenty (20) days and no more than sixty (60) days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at a meeting of the Members (in person, by proxy, or by mail ballot) and entitled to vote on the matter shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including resignation and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.
6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, subsequent to the close of the Company’s initial registered offering no Member shall directly or indirectly own or control more than forty percent (40%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties, Subsidiaries and Affiliates. For purposes of this Section 6.16, the offering will close upon the earliest occurrence of any of the following: (1) the Company’s acceptance of subscriptions for units equaling the maximum amount as set forth in the Company’s registration statement; (2) one year from the effective date of the Company’s initial registration statement; or (3) the Company’s decision to close any time after the acceptance of subscriptions for units equaling the minimum amount as set forth in the Company’s registration statement.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as otherwise provided under this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Meeting of the Members (in person, by proxy, or by mail ballot). Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
     (a) at any time Transfer all or any portion of its Units:
(i)	to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)	without consideration to or in trust for descendants or the spouse of a Member; and
     (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units:
(i)	to any Person approved by the Directors in writing,

(ii)	to any other Member or to any Affiliate or Related Party of another Member; or

(iii)	to any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% super majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may not be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
     (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

     (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.
SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% super majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (t) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid, or (iii) if sent by facsimile, email, or other electronic transmission, when such transmission is electronically confirmed as having been successfully transmitted. If sent by registered or certified mail, then the notice, payment, demand or communication must be addressed as follows: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address that has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Nebraska shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the date first set forth above.
COMPANY:
E ENERGY ADAMS, LLC

By:	/s/ Jack L. Alderman

Jack L. Alderman, Chairman

EXHIBIT “A”
Initial Membership List

Name of Initial Members	Units	Initial Capital Contribution
Jack L. Alderman	80	$400,000

TOTAL:	80	400,000

EXHIBIT “B”
Initial Board of Directors

Initial Board of Directors	Addresses of Initial Board of Directors
Jack L. Alderman, Chairman, President, Secretary and Treasurer	105 East Veterans Street, Tomah, Wisconsin 54660

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
OPERATING AGREEMENT OF
E ENERGY ADAMS, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in E Energy Adams, LLC, has received a copy of the Operating Agreement, dated April 25, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

E ENERGY ADAMS, LLC

By:

Its:

E ENERGY ADAMS, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$10,000 per Unit
Minimum Investment of 2 Units ($20,000)
1 Unit Increments Thereafter ($10,000)
The undersigned subscriber (“Subscriber”), desiring to become a member of E Energy Adams, LLC (“E Energy Adams”), a Nebraska limited liability company, with its principal place of business at 510 Main Street, P.O. Box 49, Adams, Nebraska 68301 hereby subscribes for the purchase of membership units of E Energy Adams, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Joint subscribers should provide both names. Your name and address will be recorded exactly as printed below. Please provide your home, business and/or mobile telephone number. If desired, please also provide your e-mail address.

1.	Subscriber’s Printed Name

2.	Title, if applicable

3.	Subscriber’s Address Street City, State, Zip Code

4.	E-mail Address (optional)

5.	Home Telephone Number

6.	Business Telephone Number

7.	Mobile Telephone Number

8.	Subscriber’s Social Security Number

9.	Joint Subscriber’s Social Security Number

10.	Taxpayer Identification No. (Business Entities)

B. NUMBER OF UNITS PURCHASED. You must purchase at least 2 units. Your ownership interest may not exceed 40% of our outstanding membership units. We currently have 194 units outstanding. Accordingly, assuming that we sell the minimum number of 1,990 units in this offering, you may not purchase more than 873 units. The maximum number of units to be sold in the offering is 5,810.

units
C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment

($10,000 per unit multiplied		(10% of Total Purchase Price)		(90% of Total Purchase Price)
by number of units)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the “Prospectus”) in its entirety including the exhibits for a complete explanation of an investment in E Energy Adams.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount. The check should be made payable to “Union Bank & Trust Company, escrow agent for E Energy Adams, LLC.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units. The Promissory Note and Security Agreement is attached to this Subscription Agreement and grant E Energy Adams, LLC a security interest in your units.
     4. Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:
E Energy Adams, LLC
510 Main Street, P.O. Box 49
Adams, Nebraska 68301
     5. Within 20 days of written notice from E Energy Adams that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Union Bank & Trust Company, escrow agent for E Energy Adams, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of E Energy Adams’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, E Energy Adams shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.
     Your funds will be placed in E Energy Adams’s escrow account at Union Bank & Trust Company, NA. The funds will be released to E Energy Adams or returned to you in accordance with the escrow arrangements described in the Prospectus. E Energy Adams may, in its sole discretion, reject or accept any part or all of your subscription. If E Energy Adams rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. E Energy Adams may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “E Energy Adams, LLC.”
     3. Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:
E Energy Adams, LLC
510 Main Street, P.O. Box 49
Adams, Nebraska 68301

     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. E Energy Adams may, in its sole discretion, reject or accept any part or all of your subscription. If E Energy Adams rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. E Energy Adams may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
     You may direct your questions to either of our directors listed below or to E Energy Adams at (402) 988-4655.

Director	Position	Phone Number
Jack Alderman	Chairman, President	609-372-5755
Donald “Bud” Olsson	Director	402-323-1630
     E. Additional Subscriber Information. Subscriber, named above, certifies the following under penalties of perjury:

1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

	☐	Individual

	☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)

	☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

	☐	Trust

Trustee’s Name:
Trust Date:

	☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust’s taxpayer identification number. Custodians should provide the minor’s Social Security Number. Other entities should provide the entity’s taxpayer identification number.

	☐	Check box if you are a non-resident alien

	☐	Check box if you are a U.S. citizen residing outside of the United States

	☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.
State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:
State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in E Energy Adams unless you meet one of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

	a. ☐	I (We) do not reside in Missouri or Iowa and I (we) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

	b. ☐	I (We) do not reside in Missouri or Iowa and I (we) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles; or

	c. ☐	I (We) reside in Missouri or Iowa and I (we) have a net worth of $150,000, exclusive of home, home furnishings, and automobiles.

6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.
(Initial here) (Joint initials) By signing below the subscriber represents and warrants to E Energy Adams that he, she or it:

a. has received a copy of E Energy Adams’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

b. has been informed that the units of E Energy Adams are offered and sold in reliance upon a federal securities registration; state registrations in Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c. has been informed that the securities purchased subscription Agreement to this subscription Agreement have not been registered under the securities laws of any state other than Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida and that E Energy Adams is relying in part upon the representations of the undersigned Subscriber contained herein;

d. has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Nebraska, Iowa, Kansas, Missouri, Wisconsin, South Dakota and Florida Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e. intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f. understands that there is no present market for E Energy Adams’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g. has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h. has received a copy of the E Energy Adams Operating Agreement, dated April 25, 2005, and understands that upon closing the escrow by E Energy Adams, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i. understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the E Energy Adams Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k. understands that E Energy Adams will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of E Energy Adams in their sole discretion:

THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l. understands that, to enforce the above legend, E Energy Adams may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m .may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of E Energy Adams;

n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

o. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

p. understands that execution of the attached Promissory Note and Security Agreement will allow E Energy Adams or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q. acknowledges that E Energy Adams may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

Signature of Subscriber/Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY E ENERGY ADAMS, LLC:

E Energy Adams, LLC hereby accepts Subscriber’s subscription for units.

Dated this day of , 200 .

E ENERGY ADAMS, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                                                                  , 200___.
$10,000 per Unit
Minimum Investment of 2 Units ($20,000); Units Sold in 1 Unit Increments Thereafter ($10,000 each)

Number of Units Subscribed

Total Purchase Price ($10,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of E Energy Adams, LLC, a Nebraska limited liability company (“E Energy Adams”), at its principal office located 510 Main Street, P.O. Box 49, Adams, Nebraska 68301, or at such other place as required by E Energy Adams, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the E Energy Adams Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of E Energy Adams.
The undersigned agrees to pay to E Energy Adams on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Nebraska.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of E Energy Adams and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to E Energy Adams, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of E Energy Adams now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated: , 2005 ..
OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Joint Obligor	Printed or Typed Name of Obligor

By:	By:

(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
OPERATING AGREEMENT OF
E ENERGY ADAMS, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in E Energy Adams, LLC, has received a copy of the Operating Agreement, dated April 25, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Date	Date

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and accepted on behalf of the Company and its Members:

E ENERGY ADAMS, LLC

By:

Its:

Date:

MINIMUM 1,990 UNITS
MAXIMUM 5,810 UNITS
PROSPECTUS
May 15, 2006
     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.
     No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
     Through and including ___, 2006 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Directors and officers of E Energy Adams, LLC may be entitled to benefit from the indemnification provisions contained in the Company’s operating agreement and the Nebraska Limited Liability Company Act. The general effect of these provisions is summarized below.
     Our operating agreement provides that to the maximum extent permitted under the Nebraska Limited Liability Company Act and any other applicable law, no member or director of E Energy Adams shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a member or director or both. No director of the Company shall be personally liable to the Company or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, operating agreement, or the Nebraska Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or misconduct. To the maximum extent permitted under the Nebraska Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the Company. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the Company in contradiction of the Nebraska Limited Liability Company Act. The Company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.
     Generally, under Nebraska law, a member or manager is not personally obligated for any debt or obligation of the Company solely because they are a member or manager of the Company. However, Nebraska law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement does not impose personal liability on our members.
     The principles of law and equity supplement the Nebraska Limited Liability Company Act, unless displaced by particular provisions of the Act.
     There is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$6,839
Legal fees and expenses	150,000
Consulting Fees	30,000
Accounting fees	50,000
Blue Sky filing fees	15,500
Printing expenses	15,000
Advertising	56,050
Miscellaneous expenses	6,611

Total	$330,000	*

*	All of the above items except the SEC registration fee are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
     During the time period beginning on E Energy Adams’s formation on March 25, 2005 and ending on May 31, 2005, we issued and sold 194 membership units to our seed capital investors at a purchase price of $5,000 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation C and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $970,000.
ITEM 27. EXHIBITS.
3.1	Articles of Organization filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

3.2	Operating Agreement of the registrant filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

4.1	Form of Membership Unit Certificate filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

4.2	Amended Form of Subscription Agreement of registrant filed with Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2 and incorporated by reference herein..

4.3	Second Amended and Restated Escrow Agreement between E Energy Adams, LLC and Union Bank & Trust Company as filed with Pre-Effective Amendment No. 2 and incorporated by reference herein

5.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters as filed with Pre-Effective Amendment No. 2 and incorporated by reference herein

8.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed with Pre-Effective Amendment No. 5 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.1	Letter of Intent dated April 19, 2005 between E Energy Adams, LLC and Fagen, Inc. Assignment of Option to Purchase Real Estate between Gage County Economic Development, Inc. dated July 19, 2005 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.2	Consulting Agreement dated May 13, 2005 between E Energy Adams, LLC and Bill Riechers filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.3	Project Development Fee Agreement between E Energy Adams, LLC and Everett W. Larson dated May 13, 2005 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.4	Amended Project Development Fee Agreement between E Energy Adams, LLC and Jack L. Alderman dated May 13, 2005 filed with Pre-Effective Amendment No. 3 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5	Amendment Number One to Letter of Intent dated July 12, 2005 between E Energy Adams, LLC and Fagen, Inc. filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.6	Assignment of Option dated July 19, 2005 between E Energy Adams, LLC and Gage County Economic Development, Inc. filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.7	Option Agreement dated July 29, 2005 between E Energy Adams, LLC and Jean G. TenHulzen Revocable Trust filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.8	Option Agreement dated July 29, 2005 between E Energy Adams, LLC and Jean G. TenHulzen Revocable Trust filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.9	Energy Management Agreement dated September 2, 2005 between E Energy Adams, LLC and U.S. Energy Services, Inc. filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.10	Amendment Number Two to Letter of Intent dated October 5, 2005 between E Energy Adams, LLC and Fagen, Inc. filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.11	Agreement Between Owner and HDR Engineering, Inc. for Professional Services dated July 24, 2005 as filed with Pre-Effective Amendment No. 2 and incorporated by reference herein

10.12	Service Agreement Between ICM, Inc. and E Energy Adams, LLC dated June 21, 2005 as filed with Pre-Effective Amendment No. 2 and incorporated by reference herein

10.13	Phase I and Phase II Engineering Services Agreement between E Energy Adams, LLC and Fagen `Engineering, LLC dated January 10, 2006 filed with Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.14	Agreement for Professional Services Between E Energy Adams, LLC and Antioch International, Inc. dated May 17, 2005 filed with Pre-Effective Amendment No. 3 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.15	Second Amended and Restated Project Development Fee Agreement between E Energy Adams, LLC and Jack L. Alderman dated April 10, 2006 filed with Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.16	Amendment Number Three to Letter of Intent dated March 22, 2006 between E Energy Adams, LLC and Fagen, Inc filed with Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.1	Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated May 10, 2006 filed with Pre-Effective Amendment No. 5 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.2	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1)

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1)

23.4	Consent of PRX Geographic, Inc. dated April 7, 2006 filed with Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.5	Consent of Holbrook Consulting Services, LLC dated May 5, 2006 filed with Pre-Effective Amendment No. 5 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

99.1	Feasibility Study dated April, 2005 prepared by PRX Geographic and Holbrook Consulting Services, LLC filed with Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2 and incorporated by reference herein..
ITEM 28. UNDERTAKINGS.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 6 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Adams, State of Nebraska on May 15, 2006.

E ENERGY ADAMS, LLC

Date: May 15, 2006	/s/ Jack L. Alderman

Jack L. Alderman
Chairman, President and Director
(Principal Executive Officer)

Date: May 15, 2006	/s/ Nicholas J. Cusick

Nicholas J. Cusick
Treasurer and Director
(Principal Financial and Accounting Officer)
     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: May 15, 2006	/s/ Jack L. Alderman

Jack L. Alderman,
Chairman, President, Director
(Principal Executive Officer)

Date: May 15, 2006	/s/ Nicholas J. Cusick

Nicholas J. Cusick, Treasurer, Director
(Principal Financial and Accounting Officer)

Date: May 15, 2006	/s/ Dennis L. Boesiger

Dennis L. Boesiger, Director

Date: May 15, 2006	/s/ Vinson W. VanEngen

Vinson W. VanEngen, Director

Date: May 15, 2006	/s/ Duane H. Wollenburg

Duane H. Wollenburg, Director

Date: May 15, 2006	/s/ Kenneth S. Brinkman

Kenneth S. Brinkman, Director

Date: May 15, 2006	/s/ Mark O. Weber

Mark O. Weber, Director

Date: May 15, 2006	/s/ Steven L. Dean

Steven L. Dean, Director

Date: May 15, 2006	/s/ Ron L. Miller

Ron L. Miller, Director